SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☐	Soliciting Material Pursuant to Section 240.14a-12

AIR PRODUCTS AND CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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December 10, 2009

Dear Shareholder:

On behalf of your Board of Directors, I am pleased to invite you to attend the 2010 Annual Meeting of Shareholders of Air Products and Chemicals, Inc. to be held at 2:00 p.m., Thursday, January 28, 2010, at the Company’s Corporate Headquarters in Allentown, Pennsylvania.

This year we are again hosting the Annual Meeting at our Headquarters as part of our continuing effort to minimize costs. Admission procedures are explained in the Proxy Statement. We have made arrangements to keep parking and navigating on our corporate campus easy for you, and I hope you will be able to join us. If you cannot attend the meeting, please know that, along with the over 18,000 employees of Air Products, the Board of Directors welcomes your questions and encourages you to contact our Investor Relations office or visit our website to learn more about your Company.

On December 10, 2009, we sent to our shareholders either a notice containing instructions on how to access our 2009 Proxy Statement and Annual Report on Form 10-K on the Internet or paper copies of the Proxy Statement and Annual Report. These materials contain instructions on how to vote your shares. Even if you do not plan to attend the meeting, we hope you will vote.

We look forward to seeing you at the meeting. Directions appear on the last page of these materials.

Cordially,

John E. McGlade

Chairman of the Board

Notice of Annual Meeting of Shareholders

Air Products and Chemicals, Inc.

TIME	2:00 p.m., Thursday, January 28, 2010

PLACE	The Auditorium of the Company’s Corporate Headquarters at 7201 Hamilton Boulevard in Allentown, Pennsylvania. Free parking will be available. Admission procedures are explained on page 5. Directions appear on the last page of this Proxy Statement.

ITEMS OF BUSINESS	1.	To elect the four nominees proposed by the Board of Directors as directors for a three-year term.

	2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2010.

	3.	To approve the Long-Term Incentive Plan, including to increase the number of shares authorized for use under the Plan.

	4.	To attend to such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

RECORD DATE	Shareholders of record at the close of business on November 30, 2009 are entitled to receive this notice and to vote at the meeting.

WAYS TO SUBMIT YOUR VOTE	Instructions on how to vote your shares online are contained in the Notice of Availability of Proxy Materials or on your proxy card. If you received paper copies of your proxy materials by mail, you may also fill in, sign, date, and mail a proxy card or vote using a toll-free telephone number. We encourage you to vote online or by telephone if these options are available to you.

IMPORTANT	Whether you plan to attend the meeting or not, please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors, Mary T. Afflerbach Corporate Secretary and Chief Governance Officer December 10, 2009

Important Notice Regarding Internet Availability of Proxy Materials for the

Air Products and Chemicals, Inc. January 28, 2010 Shareholders’ Meeting

The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2009 are available at www.materials.proxyvote.com/009158.

PROXY STATEMENT

AIR PRODUCTS AND CHEMICALS, INC.

PROXY STATEMENT

We have sent you this Notice of Annual Meeting and Proxy Statement because the Board of Directors of Air Products and Chemicals, Inc. (the “Company” or “Air Products”) is soliciting your proxy to vote at the Company’s Annual Meeting of Shareholders on January 28, 2010 (the “Annual Meeting”). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company.

QUESTIONS AND ANSWERS ON THE ANNUAL MEETING

How many shares can vote at the 2010 Annual Meeting?

As of the Record Date, which was November 30, 2009, 212,038,935 shares of Company common stock were issued and outstanding, which are the only shares entitled to vote at the Annual Meeting. Every owner of Company stock is entitled to one vote for each share owned.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspectors of election.

What is a proxy?

A proxy is your legal appointment of another person to vote the stock that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. You can find an electronic proxy card at www.proxyvote.com that you can use to vote your shares online. If you received these proxy materials by mail, you can also vote by mail or telephone using the proxy card enclosed with these materials.

On the proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. When you submit a proxy, the people named on the proxy card as proxies are required to vote your shares at the Annual Meeting in the manner you have instructed.

What shares are included on my proxy card?

If you are a registered shareholder, your proxy card(s) will show all of the shares of Company stock registered in your name with our Transfer Agent on the Record Date, including shares in the Investors Choice Dividend Reinvestment and Direct Stock Purchase and Sale Plan administered for Air Products’ shareholders by our Transfer Agent. If you also have shares registered in the name of a bank, broker, or other registered owner or nominee, they will not appear on your proxy card.

How do I vote the shares on my proxy card?

If you received a Notice of Availability of Proxy Materials and accessed these proxy materials online, follow the instructions on the Notice to obtain your records and vote electronically.

If you received these proxy materials by mail, you may vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope. Also, you can vote online or by using a toll-free telephone number. Instructions about these ways to vote appear on the proxy card. If you vote by telephone, please have your paper proxy card and control number available. The sequence of numbers appearing on your card is your control number, and your control number is necessary to verify your vote.

If you received these proxy materials via e-mail, the e-mail message transmitting the link to these materials contains instructions on how to vote your shares of Company stock and your control number.

Whether your proxy is submitted by mail, telephone, or online, your shares will be voted in the manner you instruct. If you do not specify in your proxy how you want your shares voted, they will be voted according to the Board of Directors’ recommendations for the three proposals.

How do I vote shares held by a broker or bank?

If a broker, bank, or other nominee holds shares of Company stock for your benefit, and the shares are not in your name on the Transfer Agent’s records, then you are considered a “beneficial owner” of those shares. If your shares are held this way, sometimes referred to as being held in “street name”, your broker, bank, or other nominee will send you instructions on how to vote. If you have not heard from the broker, bank, or other nominee who holds your Company stock, please contact them as soon as possible. If you do not give your broker instructions as to how to vote, under New York Stock Exchange (“NYSE”) rules, your broker may vote your shares for you on proposal 2 to ratify the appointment of auditors, which is sometimes called a broker nonvote. Your broker may not vote for you without your instructions on the other items of business. If you plan to attend the meeting and would like to vote your shares held by a bank or broker in person, you must obtain a legal proxy, as described in the admission procedures section on page 5.

May I change my vote?

Yes. You may revoke your proxy at any time before the Annual Meeting by submitting a later dated proxy card, by a later telephone or on-line vote, by notifying us that you have revoked your proxy, or by attending the Annual Meeting and giving notice of revocation in person.

How is Company stock in the Company’s Retirement Savings Plan voted?

If you are an employee who owns shares of Company stock under the Retirement Savings Plan and you have regular access to a computer for performing your job, you were sent an e-mail with instructions on how to view the proxy materials and provide your voting instructions. Other participants in the Retirement Savings Plan will receive proxy materials and a proxy card in the mail. The Trustee, Fidelity Management Trust Company, will vote shares of Company stock represented by units allocated to your Plan account on the Record Date in accordance with the directions you give on how to vote. The Trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the Trustee will vote the shares in the same proportions and manner as overall Plan participants instruct the Trustee to vote shares allocated to their Plan accounts.

What vote is necessary to pass the items of business at the Annual Meeting?

If a quorum is present at the Annual Meeting, the four director candidates will be elected if they receive a plurality of the vote. This means the nominees will be elected unless other candidates properly nominated for election receive a greater number of votes. If you vote, your shares will be voted for election of all four of the director nominees unless you give instructions to “withhold” your vote for one or more director candidates. Withhold votes will not influence election results. Abstentions are not recognized as to election of directors.

The appointment of KPMG LLP as independent auditors will be ratified if a majority of the shares present or represented by proxy at the meeting and entitled to vote are voted in favor. Abstentions will have the effect of a vote against ratification.

The Long-Term Incentive Plan will be approved if a majority of the shares present or represented at the meeting and entitled to vote are voted in favor. Abstentions will have the effect of a vote against the Plan.

What is a “quorum”?

A quorum is necessary to hold a valid meeting of shareholders. A quorum exists if a majority of the outstanding shares of Company stock are present in person at the Annual Meeting or represented there by proxy. If you vote — including by Internet, telephone, or proxy card — your shares voted will be counted towards the quorum for the Annual Meeting. Withhold votes for election of directors, proxies marked as abstentions, and broker nonvotes are also treated as present for purposes of determining a quorum.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and the chairman of the Annual Meeting permits it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment.

When are shareholder proposals for the 2011 Annual Meeting due?

To be considered for inclusion in next year’s proxy statement, proposals and nominations of persons to serve as directors must be delivered in writing to the Secretary of the Company, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501 no later than August 12, 2010. To be presented at the meeting, proposals and nominations must be delivered in writing by October 30, 2010 and must comply with the requirements of our bylaws (described in the next paragraph) to be presented at the 2011 Annual Meeting.

Our bylaws require adequate written notice of a proposal to be presented by delivering it in writing to the Secretary of the Company in person or by mail at the address stated above, on or after September 30, 2010, but no later than October 30, 2010. To be considered adequate, the notice must contain other information specified in the bylaws about the matter to be presented at the meeting and the shareholder proposing the matter. A copy of our bylaws can be found in the “Corporate Governance” section of the “Investors” page of our website at www.airproducts.com. A proposal received after October 30, 2010, will be considered untimely and will not be entitled to be presented at the meeting.

What are the costs of this proxy solicitation?

We hired Morrow & Co., LLC to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $8,000, plus out-of-pocket costs and expenses. We also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to you because they hold title to Company stock for you. In addition to using the mail, our directors, officers, employees, and agents may solicit proxies by personal interview, telephone, telegram, or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of solicitation.

May I inspect the shareholder list?

For a period of 10 days prior to the Annual Meeting, a list of shareholders registered on the books of our Transfer Agent as of the Record Date will be available for examination by registered shareholders during normal business hours at the Company’s principal offices, provided the examination is for a purpose germane to the meeting.

How can I get materials for the Annual Meeting?

Under rules recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to most of our shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. On December 10, 2009, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The Notice of Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Current Employees.    If you are an employee of the Company or an affiliate who is a participant in the Retirement Savings Plan or who has outstanding stock options, with an internal Company e-mail address as of the Record Date, you should have received e-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended September 30, 2009, on or about December 10, 2009. You may request a paper copy of these materials by contacting the Corporate Secretary’s Office. If you do not have an internal Company e-mail address, paper copies of these materials were mailed to your home. Instructions on how to vote shares in your Plan account are contained in the e-mail notice or accompany the paper proxy materials mailed to you.

If you have employee stock options awarded to you by the Company or an affiliate but do not otherwise own any Company stock on the Record Date, you are not eligible to vote and will not receive a proxy card for voting. You are being furnished this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for your information and as required by law.

What are the admission procedures for the Annual Meeting?

To gain admission to the Annual Meeting, you must present your admission ticket at the Visitor’s Entrance to the Air Products Corporate Headquarters.

Registered shareholders.    If you received a “Notice of Availability of Proxy Materials”, the Notice is your admission ticket. If you received these proxy materials by mail or e-mail, your admission ticket is on the top half of the reverse side of your proxy card, which must be printed if you received it by e-mail.

Shares held through broker, bank, or nominee.    When you vote your shares, either electronically or via your voting instruction form, you will be given the opportunity to check a box indicating that you intend to attend the Annual Meeting. If you check the box, you will be sent a “legal proxy” which will serve as your admission ticket. Alternatively, you will be admitted if you present a Notice of Availability of Proxy Materials or Voting Instruction Form relating to the Air Products Annual Meeting; however, you must present a legal proxy if you wish to vote your shares in person.

How can I reach the Company to request materials or information referred to in these Questions and Answers?

You may reach us by mail addressed to:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501,

by calling 610-481-8657, or by leaving a message on our website at:

www.airproducts.com/tmm/tellmemore.asp

PROPOSALS YOU MAY VOTE ON

1.    ELECTION OF DIRECTORS

The Board of Directors currently has 11 directors and will continue to have 11 directors after the Annual Meeting. Our Board is divided into three classes for purposes of election, with three-year terms of office ending in successive years.

The Board has nominated four incumbent directors, whose terms are currently scheduled to expire at the Annual Meeting, for election to the Board for terms expiring in January 2013: Mr. William L. Davis, III, Mr. W. Douglas Ford, Mr. Evert Henkes, and Ms. Margaret G. McGlynn. Biographical information on these nominees as well as other directors appears beginning on page 16. Each nominee elected as a director is expected to continue in office until his or her term expires, or until his or her earlier death, resignation, or retirement.

The Board of Directors has no reason to believe that any of the nominees will not serve if elected. If a nominee is unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by our Board or, as an alternative, the Board may reduce the number of positions on the Board.

The Board of Directors and management recommend a vote “FOR” the election of Mr. Davis, Mr. Ford, Mr. Henkes, and Ms. McGlynn.

2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At its meeting held in November 2009, the Audit Committee of the Board of Directors approved KPMG LLP of Philadelphia, Pennsylvania (“KPMG”) as independent registered public accountants for the fiscal year ending September 30, 2010 (“fiscal year 2010”). The Board concurs with and requests shareholders to ratify this appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider it. Representatives of KPMG will be available at the Annual Meeting to respond to questions. Information on KPMG’s fees for fiscal years 2008 and 2009 appears on page 24.

The Board of Directors and management recommend a vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accountants for fiscal year 2010.

3.    APPROVAL OF THE LONG-TERM INCENTIVE PLAN

The Board of Directors is requesting that our shareholders approve the Company’s Long-Term Incentive Plan and amendment of the Plan to authorize an additional 4,000,000 shares of Company stock to be used for equity compensation awards under the Plan. The Board believes that it is very important that our eligible employees and directors receive part of their compensation in the form of equity awards to foster their investment in the Company and reinforce the link between their financial interests and those of our other shareholders.

The Long-Term Incentive Plan, last approved by shareholders at the 2006 Annual Meeting, has been a key component of our incentive compensation program since 1980, used to grant equity compensation to Company directors, executives, and key employees. Subject to shareholder approval, the Board has adopted an amendment to the Plan to increase the number of shares of Common Stock available to be used for awards under the Plan by 4,000,000. Under NYSE rules, the amendment will not be effective without shareholder approval. If the amendments to the Long-Term Incentive Plan are not approved, the current Plan will remain in effect, and the total number of shares reserved for issuance under the Plan will not be increased.

Why the Board of Directors Believes You Should Vote for This Proposal

•	Approval will allow the Company to continue to provide equity compensation, a critical tool for creating shareholder value.

The use of Company stock as part of the Company’s compensation program is important to the continued success of the Company. Equity compensation fosters an employee ownership culture and motivates employees to create shareholder value, because the value employees realize from equity compensation is based on the Company’s stock performance. Equity compensation also promotes a focus on long-term value creation, because equity compensation awards are subject to vesting and/or performance conditions and generally provide the greatest value to employees when held for longer terms.

•	Equity compensation awards are also a critical recruitment and retention tool.

The Company’s performance is dependent on recruiting and retaining talented employees. A competitive compensation program is essential for attracting and retaining such employees, and equity compensation awards are an important and expected component of such a program. The Company would be at a severe competitive disadvantage if it could not use Company stock-based awards to compensate its employees. To recruit highly-marketable employees, companies typically offer to replace unvested equity compensation that will be forfeited when the employee leaves the prior employer. If our shareholders do not approve the Plan, in the future our employees may not have as significant an amount of the Company’s stock at risk of forfeiture, and could therefore be recruited at a relatively reduced cost. At the same time, our recruiting efforts could be compromised.

•	If the Plan is not approved, the Company will be compelled to increase significantly the cash component of employee compensation.

To remain competitive without providing equity compensation, the Company would need to replace components of compensation previously delivered in equity awards with cash, or with other instruments that may not necessarily align employee interests with those of shareholders as well as Company stock-based awards would have. Additionally, replacing equity awards with cash will increase cash compensation expense and drain cash flow that would be better utilized if reinvested in our businesses.

•	The Company has demonstrated commitment to sound equity compensation practices.

We recognize that equity compensation awards dilute shareholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of shareholder interests. As described below, our average burn rate (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) for the last three years has been less than 1.0%. The Company’s dilution level or “overhang” (shares subject to equity compensation awards outstanding at fiscal year-end or available to be used for equity compensation, divided by fully diluted shares outstanding) at the end of fiscal year 2009 was 9.84%; for fiscal years 2008 and 2007 it was 10.67 and 11.50, respectively. Our overhang tends to be somewhat higher than peers because our management team voluntarily holds a substantial amount of vested equity compensation, an investment by management in the Company which we view as positive for our shareholders. As of September 30, 2009, approximately 80% of the shares reflected in the overhang were subject to fully vested, “in the money” stock options (i.e., options that have an exercise price less than the market price of the underlying shares).

•	The Plan has several provisions designed to protect shareholder interests and promote effective corporate governance, including:

•	The Plan prohibits granting stock options and stock appreciation rights with an exercise price or base price less than the fair market value of a share of stock on the date of grant;

•	The Plan prohibits repricing of any stock option or stock appreciation right without shareholder approval;

•

No more than 20% of the Company stock subject to Plan awards can be used for full value awards such as deferred stock units or restricted stock. (This limitation applies to aggregate awards after fiscal year 2001. Through fiscal year 2009, full value awards had represented less than 12% of awards since 2001);

•

Shares subject to awards under the Plan that are withheld from award payments to satisfy withholding taxes or correspond to shares tendered to pay the exercise price of stock options cannot be reused for new awards. In addition, if stock appreciation rights are paid in stock, each right paid is counted as a whole share used;

•	Material amendments of the Plan require shareholder approval;

•	Employee Awards under the Plan are administered by an independent committee of the Board; and

•

The Plan’s definition of “change in control” prevents accelerated vesting of awards under circumstances where a change in control is pending but has not occurred (except where the shareholders have authorized a sale of all the Company’s assets or a complete liquidation of the Company).

Material Features of the Plan

The following is a brief summary of the material features of the Long-Term Incentive Plan (the “Plan”) as proposed to be amended. This summary is qualified in its entirety by reference to the full text of the amended and restated Plan, which is attached as an Exhibit hereto.

Plan Purposes

The purposes of the Plan are:

•

to provide competitive incentives to executives and other key employees who are in a position to contribute to the long-term growth and success of the Company, have high potential for assuming greater levels of responsibility, or have demonstrated their critical importance to the operation of their organizational unit;

•	to assist the Company and its subsidiaries in attracting and retaining experienced and capable directors, executives and other key employees;

•	and to align the interests of such employees and directors more closely with those of our shareholders.

Shares Used Under the Plan

The Plan limits the number of shares of Company stock which may be delivered for Plan awards granted on or after January 28, 2010 to 4,000,000 shares of Company stock, plus the number of shares previously authorized under the Plan which are not yet subject to an outstanding award or are not paid out under outstanding awards. As of September 30, 2009, 3,629,186 previously authorized shares were still available. The Company plans to make grants of awards using approximately 1,515,000 of these remaining shares for its annual fiscal year 2010 grant during December 2009 which it estimates will include approximately 1,135,000 stock options, 345,000 deferred stock units, and 35,000 restricted shares. No more than 20% of the aggregate shares of Company stock subject to awards granted after fiscal year 2001 may be used for full value awards.

Shares subject to Plan awards which are not delivered because the award expires, is forfeited or terminates unexercised, or because payment under the award is made in cash, may be used again for a subsequently granted award. However, if stock appreciation rights are paid in stock, each right paid will be treated as a whole share no longer available for use. Shares tendered by participants for payment of the exercise price of a stock option and shares withheld to satisfy taxes are not treated as available for use under the Plan. On November 30, 2009, the closing price of a share of Company stock as reported in the NYSE composite transactions was $82.93.

Total awards made under the Plan for the past three fiscal years were as follows*:

	Stock Options	Restricted Stock	Deferred Stock Units	Total

2009	2,029,035	40,092	375,522	2,444,649
2008	1,206,884	25,893	301,620	1,534,397
2007	1,525,300	50,500	339,324	1,915,124

*	Amounts do not include forfeitures. Performance-based awards are included in the year earned, rather than the year of grant.

Overhang and Burn Rate

As of September 30, 2009, 211,260,264 shares of Company stock were outstanding; 19,418,381 shares were subject to outstanding equity awards under all equity compensation plans; and 3,629,186 shares were available for future awards under the Plan. Thus our fully diluted overhang was 9.84%. If the 4,000,000 shares for which shareholder approval is requested were available for grant as of September 30, 2009, our fully diluted overhang would have increased to 11.35%. As illustrated in the table below, as of September 30, 2009, 7,208,358 of the 17,746,649 outstanding stock options had been outstanding more than six years, and all of these were in the money, with a weighted average exercise price of $39.68 and a weighted average remaining term of 2.21 years. Stock options outstanding less than six years totaled 10,538,291, with a weighted average exercise price of $61.77 and a weighted average remaining term of 6.30 years. Of these outstanding stock options, 1,787,053 or 10.07% were held by the Named Executive Officers. For fiscal years 2007, 2008, and 2009, our burn rate was .89%, .72%, and 1.16%, respectively.

Options Outstanding As of September 30, 2009

	Options	Weighted Average Exercise Price	Weighted Average Remaining Term

Vested Options In the Money and Outstanding in Excess of Six Years	7,208,358	$39.68	2.21
Other Options Outstanding in Excess of Six Years	0	—	—
Options Outstanding Six Years or Less	10,538,291	$61.77	6.30

Eligibility and Administration

Executives and other key employees (together, “employee participants”) and directors of the Company who are not employees of the Company or its subsidiaries (“director participants”) are eligible to participate in the Plan. Selection of employee participants is made by the Management Development and Compensation Committee of the Board (the “Compensation Committee”) or its delegate. For fiscal year 2009, approximately 1,730 employees were selected for awards under the Plan. As of November 1, 2009, the Company had approximately 18,900 employees, all of whom are eligible for selection to participate in the Plan, including nine Executive Officers. There were 10 nonemployee directors.

The Compensation Committee administers the Plan with regard to employee participants. The Board administers the Plan with regard to director participants. In the following description of the Plan, references to the “Board or Compensation Committee” should be understood to mean the Board with respect to director participants and the Compensation Committee with respect to employee participants, unless the context otherwise requires. The Board or Compensation Committee, as applicable, interprets the Plan, selects the employees or directors to be granted awards under the Plan and, within the limits set by the Plan, determines the type, size, terms, and conditions of the awards to be granted and the timing of grant of such awards. The Compensation Committee has delegated to management some of its authority to administer the Plan with regard to employees who are not Executive Officers of the Company, including the authority to select recipients and determine the amount of awards within limits and subject to terms established by the Committee.

The types of awards that the Board or the Compensation Committee has the authority to grant to eligible participants under the Plan consist of stock options, deferred stock units, restricted stock, and other stock awards. In addition, the Compensation Committee or its delegate may grant stock appreciation rights to employee participants. Each of these types of awards is described below. Recently, only stock options, restricted stock, and deferred stock units have been granted to employees and only deferred stock units have been granted to directors.

Stock Options

Stock options granted under the Plan provide the recipient the right to purchase stock at a specified price, the “exercise price”, when they are “exercised”; i.e., when the recipient notifies the Company he or she wants to purchase the stock. Options may be granted in the form of nonstatutory stock options and incentive stock options. Incentive stock options are eligible for preferential federal income tax treatment to the participant, but have not been used in recent years.

The Plan provides that the exercise price will not be less than the fair market value of a share of Company stock on the date the stock option is granted. The fair market value of a share of

Company stock is the closing market value on the NYSE. The Board or the Committee may establish a higher exercise price. The exercise price of shares purchased on exercise of a stock option is payable in full at the time of exercise. The exercise price may be paid in cash or, in the case of employee participants, in shares of Company stock having a fair market value on the date of exercise equal to the exercise price, or in a combination of cash and such shares. Subject to certain administrative restrictions, payment of the purchase price may also be made by selling all or part of the underlying shares and delivering a portion of the proceeds in settlement of the exercise price.

Unless otherwise determined by the Compensation Committee, employee stock options become exercisable in increments of one-third of the shares subject to the option on each of the first three anniversaries of the date of grant, expire on the tenth anniversary of the date of grant, and terminate if a participant’s employment ends for any reason other than retirement, disability, or death. Upon an employee’s retirement, disability, or death, stock options that are exercisable remain so, and options that are not exercisable but that have been outstanding for at least one year continue to become exercisable. Unless otherwise determined by the Board, director stock options become exercisable six months after grant and expire ten years following the grant date or, if earlier, two years after a director’s service ends other than for retirement, disability, or death.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights to employee participants on a stand-alone basis or in tandem with a stock option or other Plan award. There are currently no stock appreciation rights outstanding under the Plan.

Each stock appreciation right entitles the recipient to receive, upon exercise of the right, an amount equal to the difference or “spread” between: (a) the fair market value of a share of Company stock on the date of exercise; and (b) the fair market value of a share of Company stock on the date the stock appreciation right was granted (“base price”). The Committee may determine to pay this amount in cash and/or in shares of Company stock based on their fair market value at the date of exercise. Unless otherwise determined by the Committee, stock appreciation rights will be exercisable to the same extent, at the same times, and on the same conditions as described above for stock options. The term of stock appreciation rights cannot exceed ten years. If stock appreciation rights are granted in tandem with a stock option, the exercise of stock appreciation rights cancels the related stock option on a share-for-share basis and vice versa.

Deferred Stock Units and Restricted Stock

Deferred stock units confer the right, subject to any restrictions and/or performance conditions imposed by the Board or Compensation Committee, to receive one share of Company stock for each deferred stock unit, or a cash payment equal to the fair market value of a share, at some future date determined by the Board or Compensation Committee. The Board or Compensation Committee may specify that the deferred stock unit award will accrue dividend equivalents, i.e., payments (in cash or shares of Company stock) equal to the amount of dividends paid to shareholders with respect to a share of Company stock while the deferred stock unit was being earned. Dividend equivalents are not paid until the underlying deferred stock unit is paid. No dividend equivalents are paid if the deferred stock unit is forfeited or applicable performance conditions are not met.

The recipient of restricted stock receives shares of Company stock subject to restrictions and/or performance conditions imposed by the Board or Compensation Committee for a specified time period determined by the Board or Compensation Committee. The participant generally may not transfer or pledge the restricted stock but may have certain rights of a shareholder, including the right to vote and to receive dividends and other distributions on the restricted stock. Upon the lapse of the restrictions, the shares may be transferred by the participant.

The minimum restriction or deferral period for employee deferred stock unit and restricted stock awards is generally three years from the date of grant except for special circumstances such as recruiting or retention awards or the participant’s retirement, disability, or death. However, if the award is subject to performance conditions, the minimum restriction or deferral period is one year. In recent years, the Committee has generally granted deferred stock units and restricted stock subject to four-year vesting periods and performance conditioned deferred stock units with three-year performance periods. Special rules have been applied to terminations due to retirement, death, and disability.

Deferred stock units granted to directors are generally deferred until following the director’s service as a director. In addition to grants of deferred stock units that have recently been made annually to directors as a component of director compensation, directors may elect to have all or a portion of their cash fees converted into deferred stock units, payable following termination of their service. Restricted stock has not been granted to directors.

Other Stock Awards

The Board or Compensation Committee also is authorized to grant other types of awards that are denominated or payable in or otherwise related to shares of Company stock. Other stock awards may be in such form as approved by the Board or Committee, including unrestricted shares of Company stock.

Adjustments and Change in Control

If there is a change in the outstanding shares of Company stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, or exchange of shares, a rights offering to purchase Company stock at a price substantially below fair market value, or other similar corporate change, the Board or Compensation Committee may make equitable adjustments to outstanding awards or shares available under the Plan to preserve, without increasing or decreasing the value of Plan awards and authorizations.

For purposes of the Plan, a “change in control” occurs upon an acquisition of 30% or more of the outstanding shares of Company stock by a person not controlled by the Company, a greater than 50% change in membership on the Company’s Board of Directors during any two-year period (unless approved by two-thirds of directors still in office who were directors at the beginning of the period), consummation of a corporate transaction such as a merger resulting in a 50% change in the combined voting power of the resulting entity, or shareholder approval of a liquidation of the Company or a sale or disposition of all of its assets.

Outstanding stock options and stock appreciation rights will become exercisable in full upon a change in control of the Company, or, if later than the change in control, six months after the date of grant. The Board or the Compensation Committee may also require the participant to surrender a stock option or stock appreciation right in exchange for a cash payment of the difference between the exercise price or base price, respectively, and the “change in control price”; i.e., the price paid or to be paid per share of Company stock in connection with the change in control or, if none, the fair market value of a share of Company stock on the date of payment.

If a change in control occurs, all restrictions on restricted stock lapse and deferred stock units and associated dividend equivalents become fully vested and are paid, except deferred stock units will not be paid if the payment would result in additional taxes or penalties under Section 409A of the Internal Revenue Code. The Committee or the Board may determine to pay deferred stock units in cash. In that event, the deferred stock units will be valued at the change in control price. Deferred stock units subject to performance conditions vest and are paid based on the target performance level, and the amount is prorated based on the portion of the performance period which has passed.

Plan Amendments

The Board may amend the Plan at any time and in any respect it deems to be in the best interests of the Company. However, no amendment may be made without shareholder approval if required by law or by the rules of the NYSE or any other stock exchange on which Company stock is then listed. The rules of the NYSE require shareholder approval of any material revision to the Plan, including an amendment that materially increases the shares available under the Plan (other than an adjustment to reflect stock splits and similar events), expands the types of awards available under the Plan, materially expands the classes of persons eligible to participate in the Plan, extends the term of the Plan, or changes the method of determining the exercise price of stock options. In addition, no amendment may adversely affect an outstanding award without the consent of the holder of the award. Finally, repricing or reducing the exercise price of an undervalued stock option or the base price of a stock appreciation right or any action with the same effect, is not permitted without shareholder approval.

Federal Income Tax Consequences

Under current interpretations of existing federal tax law, the Company expects to be entitled to federal income tax deductions with respect to nonstatutory stock options, stock appreciation rights, deferred stock units, and restricted stock, at or following the time that taxable income is realized by an employee with respect to such awards. Generally, income will be realized upon the exercise of nonstatutory stock options and at the time cash or stock is delivered to an employee in respect of the other types of awards, except that, in the case of restricted stock, income will be realized at the time the stock is no longer subject to substantial risk of forfeiture. No deduction is allowed to the Company for the grant or exercise of an incentive stock option, unless the participant disposes of the stock before satisfying the applicable holding period rules. Further, no deduction is allowed to the Company for nonperformance-based compensation in excess of Section 162(m) limits that is paid to Executive Officers named in the proxy for the fiscal year the deduction would otherwise have been available.

Provisions Designed to Allow Continued Deductibility of Certain Compensation

Under Section 162(m) of the Internal Revenue Code, compensation paid to certain Executive Officers may not be deductible unless it qualifies as “performance based”. Stock options and stock appreciation rights granted to employees are, and deferred stock units, restricted stock, and other stock awards granted to eligible employees may be, intended to provide compensation which will qualify as “performance-based compensation” exempt from restrictions on deductibility.

In order for compensation attributable to Plan awards to be exempt from the limitations of Section 162(m), the Company’s shareholders must periodically approve the employees eligible under the Plan, the maximum awards under the Plan, and the business criteria on which performance goals under the Plan are based. Each of these terms is discussed below. Shareholder approval of the Long-Term Incentive Plan will constitute reapproval of these Plan terms for purposes of Section 162(m).

•	Maximum Awards — The Plan includes the following limits on the amounts of awards that may be granted to any one person in any one fiscal year:

•	a 1,000,000 share limit on the number of shares that may be the subject of grants of stock options (and tandem stock appreciation rights);

•	a 1,000,000 share limit on the number of shares that may be the subject of grants of stand-alone stock appreciation rights;

•	a 100,000 limit on the number of deferred stock units;

•	a 100,000 share limit on the number of shares of restricted stock; and

•	a 100,000 share limit with respect to which other stock awards may be granted (i.e., the value of such awards cannot exceed the value of 100,000 shares).

These limits are subject to adjustment to reflect stock splits and similar events. The minimum price at which shares may be acquired by exercising options granted under the Plan, and on the basis of which stock appreciation rights may be valued, is the fair market value of a share of Company stock on the date the award is granted.

•	Employees Eligible — The class of employees eligible for awards under the Plan is executives and other key employees of the Company and its subsidiaries.

•

Business Criteria — Finally, the performance objectives for any performance-based deferred stock units, restricted stock, or other stock awards will be limited to objective measures based on one or more of the following business criteria, any of which may be measured either in absolute terms or as compared to another company or companies: return on shareholder’s equity; growth in net income; growth in revenues; cash flow return on average total capital; profit before interest and taxes; total return to shareholders; return on capital employed; operating return on net or gross investment, operating margins, or various other denominators based upon investment or assets; profit margins growth in earnings per share; or growth in cash flow. These criteria may be used individually or in a formula combining two or more criteria such as a sum of two or more criteria or the greatest of two or more criteria.

New Plan Benefits

The Board or Compensation Committee or a delegate will determine in its discretion the amount and timing of awards under the Plan and the recipients or classes of recipients of such awards. It is therefore not possible to state the amount of awards that will be made in the future if the proposed amendments to the Plan are approved.

Stock Options Received or To Be Received

The amount of stock options to be granted in the future to any participant is not determinable. The following table presents the aggregate number of stock options issued under the Plan to the listed persons from its restatement under its current name (effective October 1, 2001) through September 30, 2009:

Name	Number of Options

John E. McGlade	783,512
Paul E. Huck	332,139
Scott A. Sherman	272,866
Robert D. Dixon	114,916
Lynn C. Minella	212,620
All Executive Officers as a group	2,036,326
All directors who are not Executive Officers as a group(1)	38,000
Nominees for election as director(2)	4,000
All employees who are not Executive Officers as a group	18,327,593

(1)	Nonemployee directors have not been granted stock options under the Plan since 2005.
(2)	Mr. W. Douglas Ford is the only nominee for director who received stock options under the Plan.

The Board of Directors and management recommend a vote “FOR” approval of the Long-Term Incentive Plan, as amended.

If You Hold Your Shares Through a Broker, Bank, or Other Nominee

If you hold your shares through a broker, bank, or other nominee and you do not instruct them on how to vote on this proposal, your broker does not have authority to vote your shares on this proposal. Your shares will only be voted in favor of this proposal if you have provided voting instructions to your broker or other nominee to vote your shares in favor of this proposal.

THE BOARD OF DIRECTORS

Information follows about the age and business experience, as of December 1, 2009, of the nominees up for election and the directors continuing in office. Each nominee has consented to being nominated for director and has agreed to serve if elected. All of the nominees are currently directors.

Directors Standing for Election this Year for a Term Expiring at the Annual Meeting in 2013

WILLIAM L. DAVIS, III, age 66. Retired Chairman, President, and Chief Executive Officer of RR Donnelley. Director of the Company since 2005.

Mr. Davis became Chairman and Chief Executive Officer in 1997 and President in 2001 of RR Donnelley, the largest printing company in North America. He retired in February 2004. Over the prior two decades, Mr. Davis held senior sales, marketing, and executive positions at Emerson Electric Company. Mr. Davis is also a director of Marathon Oil Corporation.

W. DOUGLAS FORD, age 65. Retired Chief Executive, Refining and Marketing, of BP Amoco plc. (“BP”). Director of the Company since 2003.

From 1993-1999, Mr. Ford served as Executive Vice President of BP and its predecessor, Amoco Corporation. In 1999 he was named Chief Executive, Refining and Marketing of BP, and in 2000 he joined the BP board. Mr. Ford retired from BP and its board in March 2002. Mr. Ford is also a director of Suncor Corporation and USG Corporation.

EVERT HENKES, age 66. Retired Chief Executive Officer of Shell Chemicals Ltd. Director of the Company since 2006.

Mr. Henkes joined Shell in 1973 as a marketing manager. During his nearly 30 years with Shell, he held international leadership positions in Shell’s bunkering and marine lubricants, petroleums, chemicals, and metals businesses. In 1998 Mr. Henkes was named Shell’s first global chief executive officer responsible for its chemical business. He retired in April 2003. He is also a director of Outokumpu OYJ, SembCorp Industries Ltd., and Tate & Lyle plc. and a member of the CNOOC Ltd. International Advisory Board.

MARGARET G. McGLYNN, age 50. Former President, Global Vaccine and Infectious Disease Division, Merck & Co., Inc. Director of the Company since 2005.

Ms. McGlynn joined Merck, a global pharmaceutical company, in 1983. She served as President, U.S. Human Health, from 2003 to 2005, and in 2005 she was named President, Merck Vaccine Division. Ms. McGlynn served as President, Global Vaccine and Infectious Disease Division, from 2007 until her retirement in 2009. She is also a director of Amicus Therapeutics.

Directors Continuing in Office Until the Annual Meeting in 2011

MICHAEL J. DONAHUE, age 51. Former Group Executive Vice President and Chief Operating Officer of BearingPoint, Inc. Director of the Company since 2001.

Mr. Donahue served as Chief Operating Officer of BearingPoint, Inc. from March of 2000 until February 2005. Prior to March 2000, he served as Managing Partner, Solutions, for the consulting business of KPMG LLP, and as a member of the boards of directors of KPMG LLP and KPMG Consulting KK Japan. He is also a director of GSI Commerce, Inc. and is Chairman of the Board of Directors of The Orchard Enterprises, Inc.

URSULA O. FAIRBAIRN, age 66. President and Chief Executive Officer, Fairbairn Group, LLC. Director of the Company since 1998.

Ms. Fairbairn is President and Chief Executive Officer of Fairbairn Group, LLC, specializing in human resources and executive management consulting since April 2005. She served as Executive Vice President, Human Resources and Quality, of American Express Company, from 1996 until her retirement in April 2005. She is also a director of Sunoco Inc. and VF Corporation.

LAWRENCE S. SMITH, age 62. Former Chief Financial Officer of Comcast Corporation. Director of the Company since 2004.

Mr. Smith joined Comcast Corporation, a cable communication systems and telecommunication company, in 1988 to oversee the company’s finance and administration functions. He was named Executive Vice President in 1995 and served as Co-Chief Financial Officer from 2002 until his retirement in 2007, overseeing corporate development, accounting, reporting, and tax matters. Prior to joining Comcast, Mr. Smith served as Chief Financial Officer of Advanta Corporation and was a partner in Arthur Andersen & Co. He is also a director of GSI Commerce Inc. and Tyco Electronics Corporation.

Directors Continuing in Office Until the Annual Meeting in 2012

MARIO L. BAEZA, age 58. Founder and Controlling Shareholder of Baeza & Co. and Founder and Executive Chairman of V-Me Media, Inc. Director of the Company since 1999.

Mr. Baeza formed The Baeza Group, a Hispanic-owned alternative investment firm, in 2003 to create the first Hispanic-owned merchant banking firm focusing on the Pan-Hispanic region. In 2006, The Baeza Group partnered with Thirteen/WNET, a public broadcasting service affiliate, to form V-Me Media, Inc., a new national Spanish language television network to be distributed through the digital channels of public television affiliate stations. V-Me Media is controlled by The Baeza Group and Mr. Baeza serves as V-Me’s Founder and Executive Chairman. Mr. Baeza is also a director of Brown Shoe Co., Inc., Israel Discount Bank of New York, and Urban America LLC; and a member of the Board of Trustees of Ariel Mutual Fund Group.

EDWARD E. HAGENLOCKER, age 70. (Presiding Director) Former Vice Chairman of Ford Motor Company and former Chairman of Visteon Automotive Systems. Director of the Company since 1997.

Mr. Hagenlocker joined Ford Motor Company as a research scientist in 1964. He was elected Vice President and named General Manager of Truck Operations in 1986, appointed Vice President of General Operations for Ford North American Automotive Operations in 1992, and appointed Executive Vice President in 1993. He was elected President of Ford Automotive Operations in 1994 and Chairman, Ford of Europe in 1996. He served as Vice Chairman of Ford Motor Company in 1996 and Chairman of Visteon Automotive Systems from 1997 until his retirement in 1999. Mr. Hagenlocker is also a director of AmeriSource Bergen Corporation and Ingersoll-Rand Company Limited.

JOHN E. McGLADE, age 55. Chairman, President, and Chief Executive Officer of the Company. Director of the Company since 2007.

Mr. McGlade joined Air Products in 1976. He was named Group Vice President, Chemicals Group in 2003, with global responsibility for the chemicals group, industrial gas and chemicals manufacturing, and Environment, Health, Safety and Quality. He was appointed President and Chief Operating Officer of Air Products in October 2006. He assumed the position of Chief Executive Officer on October 1, 2007 and Chairman in April 2008. Mr. McGlade serves on the board of directors of the American Chemistry Council. He also is a member of the Lehigh University Board of Trustees, the Rider-Pool Foundation, and the Society of Chemical Industry.

CHARLES H. NOSKI, age 57. Retired Vice Chairman of AT&T Corporation and former Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation. Director of the Company since 2005, and from 2000-2004.

Mr. Noski served as Senior Executive Vice President and Chief Financial Officer of AT&T Corporation between 1999 and 2002, and was elected Vice Chairman of AT&T’s Board of Directors in February 2002. He retired in November 2002 upon the completion of AT&T’s restructuring. From December 2003 to March 2005, he was Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation and served as a director from November 2002 to May 2005. Mr. Noski is also a director of Microsoft Corporation, Morgan Stanley, and Automatic Data Processing, Inc.

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board of Directors (the “Board”). We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in Board and Board committee meetings.

The Board has adopted Corporate Governance Guidelines for the Company in order to assure that the Board has the necessary practices in place to govern the Company in accordance with the interests of the shareholders. The Guidelines set forth the governance practices the Board follows; including with respect to director independence and qualifications, director responsibilities, access to management and independent advisors, director compensation, director orientation and education, chief executive officer performance assessment, management succession, and assessment of Board and committee performance. The Governance Guidelines are available on the Company’s website at: http://www.airproducts.com/Responsibility/Governance/Guidelines.htm and are available in print upon request. (Information contained on our website is not part of this proxy statement.) The Board regularly reviews corporate governance developments and modifies these Guidelines as warranted.

Director Independence

The Board has affirmatively determined that all of the Company’s directors, except Mr. McGlade, qualify as independent under the NYSE corporate governance standards. In determining independence, the Board determines whether directors have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director, family members of directors, or organizations with which the director is affiliated. The Board further considers the frequency and dollar amounts associated with any of these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.

In its determination, the Board applies the specific tests for independence included in the NYSE listing standards. In addition, the Board has determined, in its business judgment, that the following categories of relationships are immaterial for purposes of making an independence determination:

•

Any business transactions or relationships involving sales or purchases of goods or services between the Company and a director’s employer or an employer of a director’s family member which occurred more than three years prior to the independence determination or involve less than 1% of such employer’s annual consolidated gross revenues; provided the transaction takes place on the same terms and conditions offered to third parties or on terms and conditions established by competitive bid, and the director’s or family member’s compensation is not affected by the transaction;

•

Charitable contributions by the Company to an organization in which the director or his or her immediate family member serves as an executive officer, director, or trustee that occurred more than three years prior to the independence determination, were made pursuant to the Company’s matching contributions program, or were less than the greater of $1 million or 2% of the organization’s gross revenues;

•

Membership of a director in the same professional association, social, fraternal, or religious organization or club as an Executive Officer of the Company (the Executive Officers are listed on page 26);

•	A director’s past matriculation at the same educational institution as an Executive Officer of the Company;

•	A director’s service on the Board of another public company on which an Executive Officer of the Company also serves as a Board member, except for prohibited compensation committee interlocks; and

•	A director’s service as a director, trustee, or executive officer of a charitable or educational organization where an Executive Officer of the Company also serves as a director or trustee.

Notwithstanding the above, the Company’s Corporate Governance Guidelines provide that no director may serve on the Audit Committee or Management Development and Compensation Committee of the Board if he or she has received, within the past or preceding fiscal year, any compensatory fee from the Company other than for Board or committee service; and no director may serve on the Management Development and Compensation Committee of the Board unless the director qualifies as an “outside director” under U.S. tax laws pertaining to deductibility of executive compensation.

On an annual basis, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines. In addition, each director or potential director has an affirmative duty to disclose to the Corporate Governance and Nominating Committee relationships between and among that director (or an immediate family member), the Company, and/or the management of the Company.

The Corporate Governance and Nominating Committee reviews all relationships and transactions for compliance with the standards described above and makes a recommendation to the Board, which makes the independence determination. For those directors identified as independent, the Company and the Board are aware of no relationships or transactions with the Company or management other than of a type deemed immaterial in accordance with the guidelines described above. Charitable contributions by the Company to an organization in which Mr. Baeza’s spouse is an executive officer and routine purchases and sales of products involving Ms. McGlynn’s employer were deemed immaterial.

Executive Session

The independent directors regularly meet without the chief executive officer or other members of management present in executive sessions that are scheduled during at least four Board meetings each year. In addition, the CEO performance review is conducted in executive session, and the Audit, Management Development and Compensation, and Corporate Governance and Nominating Committees periodically meet in Executive Session. Board executive sessions, including the CEO performance review, are led by the presiding director, currently Mr. Hagenlocker.

Board of Directors Meetings and Attendance

During our fiscal year ending September 30, 2009 (“fiscal year 2009”), there were nine meetings of our Board of Directors. Board and committee attendance averaged 98% for the Board as a whole, and no director attended less than 75% of the combined total of meetings of the Board and the committees on which they were serving. In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to attend the Company’s annual meeting of shareholders unless they have an emergency or unavoidable schedule conflict. All directors attended the last annual meeting.

Shareholder Communications

Shareholders and other interested parties may communicate with the independent directors by sending a written communication in care of the Corporate Secretary’s Office at the address on page 5. The Board of Directors has adopted a written procedure for collecting, organizing, and forwarding direct communications from shareholders and other interested parties to the independent directors. A copy of the procedure is available upon request.

Code of Conduct

The Board has adopted its own Code of Conduct that is intended to affirm its commitment to the highest ethical standards, integrity, and accountability among directors and that focuses on areas of potential ethical risk and conflicts of interest especially relevant to directors. The Company also has a Code of Conduct for officers and employees. This Code of Conduct addresses such topics as conflicts of interest, confidentiality, protection and proper use of Company assets, and compliance with laws and regulations. Both Codes of Conduct can be found on the website at http://www.airproducts.com/Responsibility/Governance/codeofconduct.htm and are available in print to any shareholder who requests them.

Transactions with Related Persons

The Company did not engage in any reportable related person transactions in fiscal year 2009.

The Board recognizes that transactions with related persons can present actual or potential conflicts of interest and wants to ensure that Company transactions are based solely on the best interests of the Company and its shareholders. Accordingly, the Board has delegated responsibility to the Audit Committee to review transactions between the Company and related persons. The Audit Committee has adopted a written policy providing procedures for review of related person transactions.

A related person transaction is a transaction between the Company and a director, Executive Officer, or 5% shareholder; an immediate family member of a director, Executive Officer, or 5% shareholder; or a company or other entity in which any of these persons have a material interest. Pursuant to the Audit Committee policy, related person transactions must be preapproved by the Committee or, in the event of an inadvertent failure to bring the transaction to the Committee for preapproval, ratified by the Committee. In deciding whether to approve or ratify a related person transaction, the Committee considers the benefits of the transaction to the Company, the impact on a director’s independence if a director or a director’s family member or affiliate is involved, the availability of comparable sources for products and services, the terms of the transaction, and terms available to third parties for similar transactions. The Committee chairman is authorized to approve related person transactions when it is impractical or undesirable to wait until the next Committee meeting for approval. Such transactions must be reported to the Committee at the next meeting.

COMMITTEES OF THE BOARD

The Board has five standing committees which operate under written charters approved by the full Board: Audit; Corporate Governance and Nominating; Environmental, Safety and Public Policy; Finance; and Management Development and Compensation. In accordance with NYSE listing standards, none of the directors who serve on the Audit, Corporate Governance and Nominating, or Management Development and Compensation Committees have ever been employed by the Company, and the Board has determined in its business judgment that all of them are “independent” from the Company and its management in accordance with the guidelines described above in “Director Independence”. The charters of all the committees can be viewed on the Company website at http://www.airproducts.com/Responsibility/Governance/boardofdirectors/committees.htm and are available in print to any shareholder upon request. The Company’s bylaws also provide for an Executive Committee. The chart below identifies the members of each committee, the number of meetings held by each committee, and the committee chairs during fiscal year 2009:

Name	Audit	Corporate Governance and Nominating	Environmental, Safety and Public Policy	Executive	Finance	Management Development & Compensation

M. L. Baeza		C	X	X
W. L. Davis			X			X
M. J. Donahue	X				C
U. O. Fairbairn			C			X
W. D. Ford	X			X	X
E. E. Hagenlocker		X		X		C
E. Henkes	X				X
J. E. McGlade				C
M. G. McGlynn	X		X
C. H. Noski		X		X		X
L. S. Smith	C				X
2009 Meetings	8	3	2	0	2	7

            C=Chairman

Audit Committee

The Board has determined that all of the Audit Committee members are “financially literate” and that Mr. Smith qualifies as an “audit committee financial expert” as defined by SEC regulations and NYSE listing standards. The Committee operates under a written charter. The Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accountant. The Committee reviews the appropriateness, quality, and acceptability of the Company’s accounting policies, the integrity of financial statements reported to the public, significant internal audit and control matters and activities, the Company’s policies and processes for risk assessment and management, and compliance with legal and regulatory requirements. The Committee discusses with the Company’s internal auditor and independent registered public accountant the overall scope and plans for their respective audits. The Committee meets with the internal auditor and the independent registered public accountant, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also reviews compliance with the Company’s Code of Conduct for employees and officers and is responsible for establishing and administering the Company’s procedures for confidential reporting by employees of questionable accounting practices and handling complaints regarding accounting, internal controls, and other audit matters.

Each year the Committee approves an annual agenda plan which specifies matters to be considered and acted upon by the Committee over the course of the year in fulfilling its responsibilities. In fiscal year 2009, the Committee met eight times.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 with the Company’s management and the independent registered public accountant. The Audit Committee has also discussed with the independent registered public accountant the matters required to be discussed by the Statement on Auditing Standards on Communication with Audit Committees as currently in effect. In addition, the Committee has discussed with the independent registered public accountant its independence from the Company and its management, including matters in the written disclosures and letter received by the Committee from the independent registered public accountant, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee on its independence.

Based on the reviews and discussions referred to above, the Committee approved the audited consolidated financial statements and recommended to the Board that they be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Audit Committee

Lawrence S. Smith, Chairman

Michael J. Donahue

W. Douglas Ford

Evert Henkes

Margaret G. McGlynn

Independent Registered Public Accountant

Appointment and Attendance at Annual Meeting.    KPMG was the Company’s independent registered public accountant for fiscal year 2009. Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and make a statement if they desire.

Fees of Independent Registered Public Accountant.    Consistent with the Audit Committee’s responsibility for engaging the Company’s independent registered public accountant, all audit and permitted nonaudit services performed by KPMG require preapproval by the Audit Committee. The full Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its first meeting of the fiscal year. The Committee chairman has been designated by the Committee to approve any services arising during the year that were not preapproved by the Committee and services that were preapproved if the associated fees will cause the budget established for the type of service at issue to be exceeded by more than ten percent. Services approved by the chairman are communicated to the full Committee at its next regular quarterly meeting, and the Committee reviews actual and forecasted services and fees for the fiscal year at each such meeting. During fiscal year 2009, all services performed by the independent registered public accountant were preapproved.

During fiscal years 2008 and 2009, KPMG billed the Company fees for services in the following categories and amounts (in millions):

	2009	2008

Audit Fees	$6.0	$5.7
Audit-related Fees	0.6	1.2
Tax Fees	0.1	0.1
All Other Fees	0.0	0.0
Total Fees	$6.7	$7.0

Audit fees are fees for those professional services rendered in connection with the audit of the Company’s consolidated financial statements and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits in foreign jurisdictions. Audit-related services consisted primarily of services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence assistance, and consultation on financial accounting and reporting standards. Tax fees were primarily for preparation of tax returns in non-U.S. jurisdictions, assistance with tax audits and appeals, advice on mergers and acquisitions, and technical assistance.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee operates under a written charter. The Committee monitors and makes recommendations to the Board about corporate governance matters including the Company’s Corporate Governance Guidelines, codes of conduct, Board structure and operation, Board policies on director compensation and tenure, the meeting schedules of the Board and the committees, the charters and composition of the committees, and the annual Board and committee performance assessment processes. The Committee also has primary responsibility for identifying, recommending, and recruiting nominees for election to the Board and recommending candidates for election as Presiding Director. The Committee met three times in fiscal year 2009.

Selection of Directors.    The Board has established the following minimum qualifications for all directors: business experience, judgment, independence, integrity, ability to commit sufficient time and attention to the activities of the Board, absence of any potential conflicts with the Company’s interests, and an ability to represent the interests of all shareholders. The qualities and skills necessary for a specific director nominee are governed by the needs of the Board at the time the Committee determines to add a director to the Board. The specific requirements of the Board are determined by the Committee and are based on, among other things, the Company’s current business, market, geographic, and regulatory environments; the mix of perspectives, experience, and competencies currently represented by the other Board members; and the chief executive officer’s views as to areas in which management desires additional advice and counsel.

When the need to recruit a nonmanagement director arises, the Committee consults the other directors, the chief executive officer, and third-party recruiting firms to identify potential candidates. Once a candidate is identified, the candidate screening process generally is conducted initially by a third-party recruiting firm and will include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and other considerations the Committee deems appropriate at the time. Prior to formal consideration and recommendation by the Committee, any candidate who passes such screening would be interviewed by one or more members of the Committee and the chief executive officer. Candidates recommended by shareholders, whose names are submitted in accordance with the Committee’s procedures described below, will be screened and evaluated in the same manner as other candidates. All candidates standing for election at the Annual Meeting are current directors who were previously elected to the Board.

The Committee has adopted a policy regarding its consideration of director candidates recommended by shareholders and a procedure for submission of such candidates. The policy provides that candidates recommended by shareholders will be considered by the Committee; submissions of candidates must be made in writing; and, to be considered for nomination at an annual meeting of shareholders, submissions must be received not later than 120 days prior to the anniversary date of the proxy statement for the prior annual meeting. The submission must also provide certain information concerning the candidate and the recommending shareholder(s), a statement explaining why the candidate has the qualifications required, and consent of the candidate to be interviewed by the Committee and to serve if elected. A copy of the policy and procedure is available upon request.

Executive Committee

The Executive Committee, which did not meet in fiscal year 2009, has the authority of the Board to act on most matters during intervals between Board meetings. It is usually convened only to approve capital expenditures in excess of the chief executive officer’s authority where a customer requires a commitment prior to the next Board meeting.

Environmental, Safety and Public Policy Committee

The Environmental, Safety and Public Policy Committee monitors and reports to the Board on issues and developments in areas such as environmental compliance, climate change and sustainability, safety, corporate security and crisis management, diversity, community relations, and corporate and foundation philanthropic programs and charitable contributions.

Finance Committee

The Finance Committee reviews the Company’s financial policies; keeps informed of its financial operations and condition, including requirements for funds and access to liquidity; advises the Board about sources and uses of Company funds; reviews the Company’s financial arrangements and methods of external financing; and oversees the funding and management of assets of the Company’s employee pension and savings plans worldwide.

Management Development and Compensation Committee

Pursuant to its charter, the Management Development and Compensation Committee (the “Committee”) has responsibility for:

•	Leading the Board in evaluating the performance of the Company’s chief executive officer (“CEO”);

•	Overseeing CEO succession planning and the development and evaluation of potential candidates for other executive positions;

•	Establishing the Company’s executive compensation policies, determining CEO compensation, and approving other Executive Officer compensation; and

•	Overseeing the design and administration of the incentive compensation plans for key employees and the administration and design of the Company’s pension and savings plans.

Roles of the Committee, Management, and Compensation Consultant in the Compensation Process.    The Committee is responsible to the Board and to shareholders for establishment and oversight of the Company’s compensation program for Executive Officers, including those named in the Summary Compensation Table on page 43 (“Named Executive Officers”) and for approving the compensation level of the Executive Officers. The Company’s Executive Officers are the Named Executive Officers:

•	John E. McGlade, Chairman, President, and CEO;

•	Paul E. Huck, Senior Vice President and Chief Financial Officer (“CFO”);

•	Scott A. Sherman, Senior Vice President — Strategic Development and Execution[1];

•	Robert D. Dixon, Senior Vice President and General Manager — Merchant Gases;

•	Lynn C. Minella, Senior Vice President — Human Resources and Communications; and the following additional senior operational and corporate officers:

•	M. Scott Crocco, Vice President and Corporate Controller;

•	Michael F. Hilton, Senior Vice President and General Manager — Electronics and Performance Materials;

•	Stephen J. Jones, Senior Vice President and General Manager — Tonnage Gases, Equipment and Energy[2]; and

•	John D. Stanley, Senior Vice President and General Counsel[3].

The Committee establishes overall compensation strategies and policies for the Executive Officers, allocates compensation for Executive Officers among the various components of compensation, evaluates and approves goals and objectives relevant to the incentive compensation of the Executive Officers, evaluates the performance of the CEO with input from the full Board, determines direct compensation levels for the CEO, and evaluates and approves direct compensation levels for other Executive Officers. Each year, the Committee also reviews and evaluates the appropriateness of the Company’s current executive compensation program based on several factors, including competitiveness of the program and compensation delivered under the program relative to the Company’s performance; reviews whether the program design encourages excessive risk taking; approves peer groups for market reference; receives regular updates on forecasted performance against incentive plan measures; evaluates and approves changes to compensation and benefit plans when needed; reviews succession planning for the Executive Officers and other senior management employees; approves performance objectives for the CEO; approves incentive plan payouts for the current year; and addresses other specific issues regarding management development and compensation as needed. Periodically, the Committee also undertakes an extensive review of the competitiveness and appropriateness of certain pay practices, such as Executive Officer severance arrangements and retirement benefits.

[1]	Mr. Sherman assumed this role in March 2009. Previously he was Senior Vice President and General Manager — Tonnage Gases, Equipment and Energy.
[2]	Mr. Jones assumed this role in March 2009. Previously he was Senior Vice President, General Counsel and Secretary.
[3]	Mr. Stanley assumed this role in March 2009. Previously he was Assistant General Counsel — Corporate and Commercial, Americas and Europe.

While the Committee determines overall compensation strategy and policies for the Executive Officers and approves their compensation, it seeks input from several Executive Officers and other management employees with respect to both overall guidelines and discrete compensation decisions. Specifically:

•

the Senior Vice President — Human Resources and Communications works with the Committee and the external compensation consultant to develop the design of compensation programs and decision-making frameworks for determining compensation levels;

•

the CEO provides the Committee perspective on the performance of other Executive Officers, and provides input to the Committee and the external compensation consultant on the forms of incentive compensation and performance metrics that will best support his strategic goals for the Company;

•	the CFO provides background and recommendations to the Committee regarding the Company’s key financial objectives and performance against them;

•

compensation actions for Executive Officers other than the CEO are developed and recommended by the CEO, in consultation with the Senior Vice President – Human Resources and Communications, and based on guidance received from the external compensation consultant; and

•	the Company’s Law and Human Resources staff provide technical advice and other support to the Committee.

The Executive Officers noted, as well as other management employees, attend portions of the Committee meetings; however, the Committee’s usual practice is to meet in executive session both alone and with its compensation consultant to reach final decisions about CEO and other Named Executive Officer compensation.

The Committee has delegated to the officers of the Company authority to take certain administrative actions with respect to the Company’s incentive compensation plans and retirement and other benefit plans. The CEO of the Company is authorized to determine incentive compensation for employees other than Executive Officers, subject to terms and overall amounts approved by the Committee. The design and administration of pension, savings, welfare, and vacation benefit plans and practices generally are handled by teams of Company Human Resources, Finance, and Law employees, although the Committee retains authority for approving major design changes, material changes to benefits that affect Executive Officers, and certain administrative decisions that affect Executive Officers.

The Committee retains an external compensation consultant to provide independent advice, information, and analysis on executive compensation. The Committee retained Mercer (U.S.) Inc. (“Mercer”) as its external compensation consultant during fiscal year 2008, when most of the Executive Officers’ compensation for fiscal year 2009 was planned and granted. In preparation for establishing fiscal year 2009 compensation, the Committee used Mercer to assess the competitiveness of the executive compensation program, to make recommendations regarding the program design based on prevailing market practices and business conditions, to advise the Committee on the level of each Executive Officer’s compensation, and to conduct research and analysis directed by the Committee. Mercer attended portions of Committee meetings and regularly met in Executive Session with the Committee with no members of management present.

The Committee has established several practices to ensure the external consultant’s independence, candor, and objectivity. The consultant is engaged by and reports directly to the

Committee, frequently meets separately with the Committee with no members of management present, and consults with the Committee Chairman in between meetings. Management reports to the Committee at each meeting fees paid for services performed by the consultants, and the Committee approves in advance the services to be performed. In addition to executive compensation consulting for the Committee, Mercer provides benefits consulting and administration, surveys, and other services to the Company, primarily in countries where there are few, if any, other consultants with the appropriate expertise. For 2009, to eliminate any engagement of the Committee’s external consultant by management, the Committee determined to retain a new consultant, Farient Advisors LLC (“Farient”) that limits its practice to executive compensation. Farient also advises the Corporate Governance and Nominating Committee on director compensation, but performs no other services for the Company or management.

During fiscal year 2009, Farient provided advice and analysis to the Committee on direct compensation for individual Executive Officers, agenda planning, peer group composition, incentive plan performance metric conventions and design, and external trends and regulatory developments. Farient also provided an analysis of pay delivered under the Company’s Executive Officer compensation program relative to its peer group and performance, and an assessment of the potential relationship between the Company’s compensation program and risk taking by management. Mercer continued to provide competitive market data on executive compensation during 2009 which was used to evaluate the overall competitiveness of the compensation program and to develop management recommendations on Executive Officer pay. Mercer presented the data to the Committee, but did not make recommendations to the Committee on the form or amount of executive compensation. Farient reviewed the data and provided advice to the Committee on interpreting it; reviewed recommendations and proposals being submitted to the Committee by management based on the data; and provided advice to the Committee regarding whether, in their opinion, management’s recommendations should be accepted as presented, modified, or rejected. Farient also provided research and analysis and other background information for consideration by the Committee in making these decisions.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Management Development and Compensation Committee

The Committee has reviewed and discussed with management and Farient the following Compensation Discussion and Analysis section of the Company’s 2009 Proxy Statement. Based on its review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2009.

Management Development and Compensation Committee

Edward E. Hagenlocker, Chairman

William L. Davis, III

Ursula O. Fairbairn

Charles H. Noski

Compensation Discussion and Analysis

Executive Summary

The Company’s most fundamental goal is to increase the value of our shareholders’ long-term investment in the Company through disciplined capital investment, sustainable growth, and superior returns. To measure our success in achieving this goal, the Company has identified and communicated to investors key performance indicators such as earnings growth and return on capital targets. Our executive compensation programs emphasize compensation opportunities that are linked to these key performance indicators or provided through Company stock-based awards. Accordingly, the majority of compensation provided to the Company’s Named Executive Officers is dependent upon the achievement of short-, medium-, and long-term performance objectives and/or appreciation in the value of Company stock.

In addition to these incentive opportunities, the Company’s compensation programs provide Executive Officers a lesser amount of fixed elements, such as base salary and benefits, which are an essential part of a competitive compensation program. We also provide competitive severance and change in control arrangements to mitigate the impact of portfolio management actions, succession planning, and other corporate actions.

Fiscal Year 2009 Overview.    The Company’s fiscal year 2009 performance reflected one of the most difficult operating environments in its history due to the severe global recession. The Company’s businesses experienced 15 to 40 percent reductions in sales volumes in the course of a few months, and associated declines in financial results. In anticipation of the slowing economic environment, and then in response to the accelerating decline, management put in place a series of actions aimed at reducing spending and developing a sustainable lower cost structure. These restructuring actions enabled operating margins to remain relatively stable despite the dramatic downturn in volume, and positioned the Company to deliver excellent financial returns as the economy recovers, but resulted in substantial restructuring charges that affected reported results for the year.

Reflecting the overall impact of the distressed economy and its effect on the Company’s financial results, the Committee approved, upon the recommendation of management, the following decisions for Named Executive Officers in 2009:

•	No bonuses were awarded for fiscal year 2009.

•	Base salaries will not be increased for 2010.

•	Consistent with competitive market conditions, long-term incentive award values will not be increased for fiscal year 2010.

In addition, because a large percentage of the Company’s Executive Officers’ compensation is delivered in equity awards, the Executive Officers experienced a substantial decrease in the value of their outstanding long-term incentives at the end of fiscal year 2008 and into the first quarter of fiscal year 2009, just as many of our long-term shareholders saw the market value of their shares decline significantly during this time period. The Company’s Executive Officer compensation program operated as intended, linking the Executive Officers’ significant personal stake in the performance of the Company’s stock to the investment of our shareholders.

During 2009, the Committee, with Farient, conducted an in-depth risk assessment of the Company’s compensation program. The Committee concluded that the program is balanced and does not motivate imprudent risk taking. The Company does not use highly leveraged short-term incentives that drive high risk investments at the expense of long-term Company value. The Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term goals, and are capped at sustainable levels. The Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance, especially when combined with our executive share ownership and holding requirements.

In reviewing the following discussion of fiscal year 2009 compensation and the compensation tables that follow it, it is important to recognize that most of the fiscal year 2009 compensation actions by the Committee were taken in late 2008. Base salaries and annual incentive opportunities were set and equity awards granted in the context of the Company’s outstanding fiscal year 2008 performance, before the full impact of the global economic recession was apparent. However, because the Company’s programs are performance driven, they are largely self-adjusting during times of economic distress.

For fiscal year 2009, the Committee designed the Company’s Executive Officer compensation programs to provide, on average, a compensation opportunity that approximates the median of similar companies. Individual components of compensation may be greater or lesser than the median, and actual compensation delivered may vary significantly from the target opportunity and the median based on Company or individual performance and fluctuation in Company stock price.

Compensation is delivered to the CEO and other Named Executive Officers through the components listed in the table below, which provides a brief description of the principal types of compensation, how performance factors into each type of compensation, and the objectives served by each type. Detailed descriptions of the components of compensation, the objectives of the program, and how the Committee determined compensation levels for fiscal year 2009 begin on page 32.

Fiscal Year 2009 Principal Compensation Elements

Element	Description	Performance Considerations	Primary Objectives

Base Salary	Fixed cash payment	Based on level of responsibility, experience, individual performance.	Competitiveness and security.
Annual Incentive Plan	Short-term incentive, cash payment	Measured by performance towards short-term financial and strategic objectives.	Promote achievement of short-term financial and strategic objectives.
Long-Term Incentive Plan	Equity-based awards with long-term focus. Includes stock options, restricted stock, and performance shares	Creation of shareholder value and realization of medium- and long-term financial and strategic goals. In the case of performance shares, performance against medium-term financial and strategic objectives.	Create alignment with shareholders; promote achievement of longer-term financial and strategic objectives.
Retirement and Welfare Benefits	Pension benefits, savings plan, health and insurance benefits	None — generally track benefits offered to broad salaried workforce.	Security and competitiveness.

The mix of total direct compensation (base salary, annual incentive awards, and long-term incentive awards) for fiscal year 2009 was designed to deliver the following approximate proportions when target levels of performance were achieved by the Company:

Design of the Program

Objectives of the Compensation Program.    The overall objective of our executive compensation program is to attract and retain a talented management team and provide them with the right incentives to execute our strategic objectives and maximize our shareholders’ investment in the Company. This overall objective can be broken down into several subordinate objectives that more directly factor into the design of our compensation program and specific compensation decisions of the Committee. Each element of compensation fosters one or more of the following objectives:

•	Tie compensation to strategy and performance.

The Company’s programs provide a range of incentive compensation opportunities that simultaneously promote achievement of short-, medium-, and long-term strategic and financial objectives—both intermediate targets and stretch aspirations.

•	Link the interests of Executive Officers to the interests of shareholders.

The Company’s Executive Officer compensation program is designed so that factors that impact the success of our shareholders’ investment in the Company also impact our management team’s personal wealth.

•	Be competitive.

The Company seeks to offer compensation opportunities that are sufficient to attract talented and experienced managers who have a choice about where they work, and to discourage them from seeking other opportunities.

•	Foster nonfinancial corporate goals.

While financial results are the primary commitment the Company makes to shareholders, the compensation program balances financial results with other Company values such as sustainability, safety, diversity, and ethical conduct. Accordingly, some components of the program provide flexibility to recognize nonfinancial achievements or to reduce or recoup compensation where insufficient attention is paid to nonfinancial Company objectives.

•	Support actions needed to respond to changing business environments.

The Company has sought to provide some elements of compensation, such as severance benefits, that give the management team or the Board of Directors tools to facilitate decisions about divestitures and restructurings, succession planning, or other significant corporate events that may impact the position or employment status of Executive Officers.

•	Provide reasonable security.

The Committee intends the compensation program to provide basic elements such as base salary and benefits that ensure that management is fairly remunerated, and provides reasonable security so that the management team can perform at its best and take prudent risks.

Benchmarking.    The Committee believes an understanding of the compensation practices of the companies with whom the Company competes for talent is an important foundation for determining the right mix of compensation components and target compensation levels. In preparation for determining fiscal year 2009 compensation, the Committee engaged Mercer to conduct an overall competitive assessment of the Company’s executive compensation levels and practices. Mercer reviewed the overall program design and practices in light of evolving market trends and benchmarked the Executive Officer compensation levels to evaluate the performance of the program and as a reference for establishing compensation levels for 2009.

The Committee approves and periodically reevaluates the peer group used for benchmarking compensation. For purposes of assessing competitiveness and recommending compensation levels for fiscal year 2009, Mercer compiled survey data from its compensation database on a market reference group of industrial companies with revenue of $6 to $12 billion (consistent with the Company’s fiscal year 2008 revenue of $10.4 billion) and chemical companies with revenues of $1 billion and above (collectively, “Market Reference Group”). This Market Reference Group, although broad, was selected because it is representative of the companies from which the Company recruits and with which it competes for talent. The Company has determined its competition for talent is a broader group than its direct competitors based on recent managerial level recruiting and attrition. This Market Reference Group is used by the Company for its management workforce, not just Executive Officers. A list of companies included in the Market Reference Group is in the Appendix on page A-1. Mercer compared each of the Company’s Executive Officer’s compensation levels to this Market Reference Group based on functional responsibilities.

At the Committee’s request, Mercer also compiled proxy data from a smaller group of companies that are competitors of the Company or are similar to the Company in that they have asset intensive businesses and manage comparable amounts of revenue and capital (“Peer Reference Group”). The Committee used this secondary reference group as a check to ensure pay levels are appropriate, and for benchmarking specific pay practices. A list of the companies included in the Peer Reference Group also appears in the Appendix.

Evaluating the Performance of the Program.    In addition to its annual review of the competitiveness level of the Executive Officer compensation program, the Committee conducted two other evaluations of the performance of the program during fiscal year 2009, an external pay for performance assessment and a risk assessment. Farient developed the methodology and performed the research and analysis for both of these assessments.

The external pay for performance assessment evaluates the alignment of the Company’s compensation program outcomes and performance results relative to the Peer Reference Group. For purposes of the assessment, Farient compared target and performance adjusted direct compensation for the chief executive officers and chief financial officers of the Company and the Peer Reference Group for one- and three-year periods. Performance was measured based on a number of metrics including revenue growth, operating income growth, earnings per share growth, operating margin, return on capital measures, and total shareholder return. Farient advised the Committee that, overall, the Company’s pay has been well aligned with performance relative to these peers.

The Committee requested that Farient perform the risk assessment of the Company’s compensation program due to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. Farient analyzed the Company’s compensation programs to evaluate their propensity to cause undue risk taking relative to the level of risk associated with the Company’s business model. For this purpose, Farient considered risk-determining characteristics of the Company’s business, including growth and return performance, volatility and leverage, and the time horizon of the Company’s investments; and compared them to risk- determining attributes of the Company’s compensation program, including performance metrics, leverage, and time horizon. Based on this assessment, Farient advised the Committee that the Company has a balanced pay and performance program that does not promote excessive risk taking in comparison to the Company’s business model.

Setting Total Compensation Levels for 2009.    To perform its evaluation of compensation actions for Executive Officers for fiscal year 2009, the Committee reviewed the individual elements of total direct compensation (base salary, target bonus, and long-term incentive awards) and the aggregate total direct compensation for each Executive Officer’s position and compared them to Market Reference Group data.4 Mercer projected 2009 ranges for each component of compensation and total direct compensation value for each Executive Officer position reflecting 25th, 50th, and 75th percentile value for the Market Reference Group. Overall, the Committee’s guideline for fiscal year 2009 was to provide a total direct compensation opportunity for the Executive Officers that approximates the median value for the Market Reference Group. Within the total direct compensation opportunity for any Executive Officer, individual components of compensation may be greater or lesser than the median, because the Committee is primarily concerned with the competitiveness of the entire program versus any one element of compensation.

While Mercer provided target ranges for fiscal year 2009 compensation opportunities based on Market Reference Group data for an Executive Officer’s position, the Committee, with input from management with respect to Executive Officers other than the CEO, adjusted individual compensation components and the total direct compensation opportunity up or down for certain Executive Officers based on performance, relative experience, proficiency, responsibilities not common in the market, retention risk, and other factors. Total direct compensation opportunities for fiscal year 2009 were approved prior to the beginning of the year. Actual compensation realized can vary significantly from the target opportunity for any component of compensation or for total direct compensation based on Company or individual performance and Company stock price fluctuation.

[4]	The competitive assessment by position excluded Mr. Crocco, whose compensation was determined based on a salary grade range.

As part of the process for determining total direct compensation, the Committee also reviews tally sheets which detail the value, earnings, and accumulated potential payout of each element of an Executive Officer’s compensation in various employment termination scenarios. The tally sheets help the Committee consider the retention value of an Executive Officer’s accumulated compensation package, compare Executive Officers’ accumulated compensation, and understand the impact of their compensation decisions on various termination of employment scenarios.

Consistent with market practice, and based on greater responsibility levels, Mr. McGlade’s compensation is substantially more than other Executive Officers. For fiscal year 2008, the Committee determined that total direct compensation for Mr. McGlade, as a newly-promoted chief executive officer, should be below the target median. For fiscal year 2009, the Committee determined to position all elements of Mr. McGlade’s compensation at the median to be consistent with the Company’s overall compensation policy and to recognize that Mr. McGlade had fully transitioned to the chief executive officer and Chairman of the Board roles. His total direct compensation level was increased accordingly.

Setting Performance Metrics for Incentive Compensation.    The Committee annually undertakes an evaluation of the performance metrics used for the Annual Incentive Plan and the performance share component of the long-term incentive program, both of which are described in more detail below. The current performance metrics were initially chosen by the Committee for fiscal year 2008. Based on research and analysis presented, the Committee determined that earnings growth and consistent return on capital in excess of the Company’s cost of capital are the key drivers of shareholder value in the Company’s businesses. After evaluating different measures of growth and return on capital for use as performance metrics, the Committee established growth in earnings per share (“EPS Growth”) and the spread between Return on Capital Employed and the Company’s cost of capital (“ROCE Spread”)5 as the performance metrics for both the Annual Incentive Plan and performance shares. EPS Growth was chosen as the best growth measure because it reflects all sources of income after tax and promotes balanced use of debt and equity capital. ROCE Spread was determined to be the best measure of return on capital because it reflects all capital employed and all income generated after tax.

The Committee chose to establish the same performance metrics for both short-term and long-term incentive compensation because it believes that the management team performs better when it is focused on reinforced, well understood metrics rather than dividing its efforts among a number of metrics. Balancing growth and return measures avoids the risks that might otherwise result from linking substantial portions of compensation to the same performance metrics. Because growth is easier to drive in the short term, whereas returns take longer to develop, the Committee weighs the metrics 60% EPS Growth and 40% ROCE Spread for the short-term Annual Incentive Plan and 33% EPS Growth and 67% ROCE Spread for the longer-term performance shares.

In determining actual performance against these metrics, the Committee decides whether to include or exclude the impact of items reported in the Company’s financial statements that may distort underlying operating results for the current or a prior year. For fiscal year 2009 determinations, the Committee excluded the restructuring charges from 2009 results.

[5]	ROCE is calculated by taking operating income after tax plus after-tax equity affiliate income and dividing by capital employed (i.e., the sum of average debt, average equity, and average minority interest). Cost of capital is calculated as a leveraged, weighted average of the Company’s cost of debt (after tax) and cost of equity. (The cost of equity is determined using the Capital Asset Pricing Model which measures the expected return on an investment based on expected risk factors which affect the investment.) The difference between ROCE and cost of capital is the ROCE Spread.

The Committee established the target levels for these metrics when they were first used by reviewing historical performance of the Company, and, in the case of EPS Growth, of the S&P 500 and a peer group of U.S. specialty chemicals manufacturers.6 The Committee based the performance targets on historical performance levels rather than calibrating the targets to the Company’s annual operating plan because it believes constant, sustainable standards better align compensation with real increases in shareholder value, encourage a long-term focus, and are consistent with the Company’s business model, which is built on stable long-term relationships and investments. Because the targets are not tied to current operating or economic conditions, they are set with the expectation that they will not change significantly from year to year.

For fiscal year 2009, the Committee again reviewed historical data on EPS Growth and ROCE Spread performance to ensure the target levels were appropriately positioned vis-à-vis long-term trends. As part of its review, the Committee considered whether there had been any fundamental shift in the Company’s markets or business model that should trigger a re-evaluation of the standards, and reviewed actual annual incentive compensation over the past five- and ten-year periods compared to total shareholder returns for the Company and peers. After the review, the Committee concluded the performance target levels appropriately balanced the Company’s pay for performance objectives and the need to deliver competitive compensation for commensurately competitive performance.

Components of Compensation

Establishing a competitive target value for an Executive Officer’s total direct compensation opportunity is one part of the Committee’s decision-making process. Within the value targeted, the Committee seeks to provide individual compensation components that are not only competitive, but meet the other objectives of the program.

Base Salary.    Base salaries for Executive Officers are reviewed on an annual basis with the Committee’s external consultant. Base salary is targeted at the median compared to similar positions in the Market Reference Group, with adjustment for proficiency, performance, experience, and the uniqueness of the responsibilities held by certain Executive Officers. In addition, the Committee may take retention risk into account in setting salaries.

The Named Executive Officer salaries approved for the year appear in the Summary Compensation Table on page 43. For fiscal year 2009, all Named Executive Officer base salaries were set at approximately the median point of the Market Reference Group ranges identified by Mercer, except Ms. Minella’s base salary was between the 50th and 75th percentile.

Annual Incentive Plan.    Approximately 400 management level employees worldwide participate in the Annual Incentive Plan and receive bonus awards based on the Company’s performance for the year. As described above, for fiscal year 2009 the Committee selected EPS Growth and ROCE Spread as the performance metrics for the Plan. Target bonus opportunities under the Plan are intended to approximate the median level for comparable positions within the Market Reference Group. Actual bonuses may be above or below target bonuses depending upon the Company’s fiscal year performance as measured by the performance metrics established by the Committee at the beginning of the fiscal year. When performance exceeds the target levels for the preestablished performance metrics, bonus payouts exceed target as well, and may exceed median payouts. Actual bonus payouts can range from 0% to 230% of target bonuses.

[6]	The peer group consisted of 3M, Dow Chemical, DuPont, Eastman Chemical, Ecolab, Monsanto, PPG, Praxair, and Rohm & Haas.

Determination of bonuses is a multi-step process which begins with establishing target bonuses. At the beginning of the year the Committee determined Executive Officer target bonuses as a percentage of each Executive Officer’s base salary with the assistance of Mercer. For fiscal year 2009, the target bonuses for the Named Executive Officers were as follows:

Officer	% of Base Salary

Mr. McGlade	110%
Mr. Huck	70%
Mr. Sherman	60%
Mr. Dixon	60%
Ms. Minella	60%

For fiscal year 2009, target bonuses as a percent of base salary for all Named Executive Officers were set to approximately median for the Market Reference Group.

The range for an Executive Officer’s actual bonus award is determined by multiplying the Executive Officer’s target bonus by a payout factor which is calculated under a formula. The formula uses an EPS Growth Factor and an ROCE Spread Factor, both of which are determined under schedules established by the Committee at the beginning of the fiscal year. Below is an excerpt from the schedules used to determine the range of fiscal year 2009 awards:

2009 Bonus Factor Schedules[7]

Weighted at 60%		Weighted at 40%

% EPS Growth	Factor	ROCE Spread	Factor

16.0% or Greater	2.00	4%	2.00
15%	1.80	3%	1.50
12%	1.45	2%	1.00
9%	1.00	0%	0.50
4%	0.50	<0%	0.00
0%	0.35
-10%	0.0

The sum of the weighted EPS Growth and ROCE Spread Factors is the preliminary payout factor for the fiscal year. For fiscal year 2009, earnings per share growth declined below threshold performance levels and the ROCE Spread was determined to be 2.0%, resulting in a preliminary payout factor of 40%.8 As noted above, however, the Committee approved management’s recommendation not to award bonuses to the members of the Corporate Executive Committee for fiscal year 2009.

[7]	Factors for performance between the percentages shown are interpolated.
[8]	In determining fiscal year 2009 performance, the Committee used only earnings from continuing operations and excluded certain one-time items.

Fiscal year 2009 target and actual bonus awards for the Named Executive Officers are shown in the table below:

Officer	Target Bonus	Actual Bonus

Mr. McGlade	$1,320,000	0
Mr. Huck	$455,000	0
Mr. Sherman	$300,000	0
Mr. Dixon	$276,000	0
Ms. Minella	$264,000	0

Overview — Long-Term Incentives.    The primary objectives served by the long-term incentive program are supporting the Company’s financial and strategic goals and linking the interests of the management team with those of shareholders. Because all components of the long-term incentive opportunity are delivered in Company stock-based awards, they all become more or less valuable in correlation with shareholder value. In recent years the Committee has selected three balanced components for the Executive Officer’s long-term incentives: stock options to directly reward executives for increases in shareholder return; restricted stock which links Executive Officers’ interests to total shareholder return and provides a retention incentive; and “performance shares” which are conditioned on performance over a three-year period to provide focus on medium-term goals (for fiscal year 2009 grants, EPS Growth, and ROCE Spread). The current mix of long-term compensation for Executive Officers is 50% stock options, 25% restricted stock, and 25% performance shares. The Committee chose this mix of stock options, restricted stock, and performance shares to provide a balance of stock-based compensation that rewards successful outcomes for long-term and medium-term decision making and provides retention incentives.

The Committee determined the level of long-term incentive grants for fiscal year 2009 prior to the beginning of the year with the assistance of Mercer. Prior to making the grants, the Committee established an intended long-term incentive dollar value for each Executive Officer with reference to the total direct compensation opportunity targets for the Executive Officers. The actual value realized may differ significantly (up or down) from the intended value due to Company stock price performance over the life of the awards, and the extent to which performance targets are met. When setting these intended values, the Committee considers the Market Reference Group competitive data, individual performance, relative experience, and target total direct compensation opportunities for each Executive Officer. As noted above, the expected value of the total combined long-term incentive compensation awards to Named Executive Officers, when performance meets targets, is generally intended to approximate the 50th percentile of the Market Reference Group. Awards for Mr. Huck, Mr. Sherman, and Ms. Minella are above median, reflecting their experience in their positions, although their award levels were not increased for fiscal year 2009.

Granting Practices.    For 2009, the Committee followed the Company’s longstanding practice of setting the grant date of all management equity compensation awards and the option price of options as of the first business day of the fiscal year, except for grants made for recruiting or retention. During the year, the Committee approved changes to the Company’s overall compensation planning process to consolidate and streamline compensation planning for the Company’s employees. As a result of the changes, beginning for fiscal year 2010, equity compensation awards to Executive Officers and other management employees under the Company’s Long-Term Incentive Plan (except for off-cycle recruiting and retention awards) will be granted as of the first NYSE business day in the month of December and will no longer be granted on the first business day of the Company’s fiscal year. Options are priced at the closing market value on the grant date. Recruiting grants are issued as of the first day of employment and priced at the closing market value on that date. While retention grants are generally made as of the same date as the regular annual grants, exceptions occasionally occur in response to extraordinary retention needs that arise during the year.

Stock Options.    Stock options are granted at market value on the grant date, have a ten-year term, and vest ratably over the first three years of the term. Since 2004, the Committee has imposed a requirement on options granted to Executive Officers that the Officers retain 50% of the net shares of Company stock received upon exercise for one year following exercise. This holding period reinforces the Executive Officers’ long-term investment in the Company. The number of stock options awarded to the Named Executive Officers for fiscal year 2009 appears in the Option Grants table on page 45. In determining the number of stock options to grant, the Committee relied on a stock option valuation model provided by the external compensation consultants. The value of stock option grants, as calculated using this model, approximates 50% of the Named Executive Officers’ total intended long-term incentive value.

Restricted Stock.    Restricted stock awards are shares of Company common stock that possess voting and dividend rights but are subject to restrictions on transferability and forfeitable until vesting. The Committee added restricted stock to the Executive Officer compensation program several years ago to reduce dilution from stock options while retaining the key link to shareholder interest. The vesting conditions help provide an incentive for retention, and the value of this compensation element increases or decreases in direct proportion to total shareholder returns. The amount of restricted stock granted to the Named Executive Officers in fiscal year 2009 is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table appearing on page 43. Individual award amounts are determined by calculating the value (based on the current market value of a share of the Company’s stock) to approximate 25% of the total intended long-term incentive value for the Executive Officer.

Performance Shares.    The final component of the long-term incentive program is performance shares, which reinforce important medium-term objectives for the Company and also provide a link to shareholder value. Performance shares entitle the recipient to receive one share of Company stock and accumulated dividend equivalents for each performance share upon the satisfaction of performance objectives and other conditions to earning the award. Performance shares are granted each year with three-year performance cycles. The awards are paid out at the end of the three-year period based on performance, if threshold performance goals are met. Payouts of performance shares range from 0% to 200% of target. Performance shares earned at the target level would approximate 25% of each Named Executive Officer’s total intended long-term incentive value.

Grants in Fiscal Year 2009. For fiscal year 2009, performance shares were granted conditioned upon the Company’s three-year performance towards the EPS Growth and ROCE Spread objectives set by the Committee at the beginning of the year. The target number of performance shares granted for each of the Executive Officers was as follows:

Officer	Target Shares

John McGlade	20,553
Paul Huck	4,857
Scott Sherman	3,363
Robert Dixon	2,428
Lynn Minella	2,840

The actual number of performance shares earned is determined by multiplying the target number of shares by a payout factor determined under a formula reflecting performance against the performance metrics set by the Committee. For fiscal year 2009, the formula was as follows:

33% EPS Growth Factor	+	67% ROCE Spread Factor	=	Payout Factor

The EPS Growth Factor and the ROCE Spread Factor are determined under the same schedules used for the Annual Incentive Plan, which are excerpted above at page 37.

Fiscal Year 2009 Payout for FY2007-2009 Performance. For fiscal years 2002-2007, Operating Return on Net Assets (“ORONA”) was chosen as the performance share metric because increasing ORONA was a key objective for the Company. The Committee set stretch ORONA goals that had to be achieved to receive target payouts, and the Company was successful in increasing its ORONA significantly over this period. For performance shares with a performance cycle ending in fiscal year 2009, the earnout factors were as follows:

Average ORONA for Three-Year Period	Earnout Factor

13.0%	200%
12.0%	100%
11.0%	50%
10.0%	35% (subject to further reduction at the Committee’s discretion).

The three-year average ORONA during the 2007-2009 performance period was 11.9%. Accordingly, the payout percentage was 95%. Performance share payouts are not differentiated on an individual basis.

Employee Benefit Plans

Our employee benefit programs are offered to be competitive and to provide reasonable security for Executive Officers and other employees to enable them to perform at their best. Welfare and retirement benefits are offered at essentially the same level to all U.S. salaried employees, including Executive Officers.

Retirement Benefits.    The Named Executive Officers participate in the Company’s generally available U.S. salaried retirement programs. The Company maintains qualified retirement programs for its salaried employees, including a defined benefit pension plan and a savings and profit sharing plan. The Company also maintains a nonqualified pension plan and nonqualified deferred compensation plan in which the Executive Officers and other eligible employees participate. The plans are discussed in more detail below in the narrative accompanying the Pension Benefits table on page 51 and the Nonqualified Deferred Compensation table on page 53.

Welfare Benefits.    The Company provides medical and dental coverage, life insurance, and disability insurance to Executive Officers under the same programs offered to all salaried employees. All participating employees pay a portion of the cost of these programs.

Severance and Change in Control Arrangements.    Executive Officer severance and change in control arrangements are provided to support major corporate and management transitions. The Committee believes these arrangements provide benefit to the Company and its shareholders. The Committee periodically reviews these arrangements in depth for market competitiveness and appropriateness for the Company’s business needs. Its most recent review was at the end of 2007.

Severance.    All Named Executive Officers participate in the Corporate Executive Committee Separation Program. This program is intended to facilitate changes in the leadership team by setting terms for the termination of an Executive Officer in advance, allowing a smooth transition of responsibilities when it is in the best interests of the Company. It also enables the Company to recruit new executives without providing individual employment agreements for them because the Program provides reasonable protection to the new executive in the event that he or she is not retained. Details of the Program are provided on page 55.

Change in Control Arrangements.    To retain the senior leadership team and enable the management team to negotiate effectively for shareholders without concern for their own future in the event of any actual or threatened change in control of the Company, the Company has entered individual change in control severance agreements for each of the Named Executive Officers. The agreements give each Named Executive Officer specific rights and certain benefits if his or her employment is terminated following a change in control by the Company without “cause” (as defined) or he or she terminates employment for “good reason” (as defined). Details of the agreements are described below on page 57.

Additional Policies

Executive Officer Stock Ownership.    The Committee has approved ownership guidelines that require Executive Officers to achieve an ownership stake in the Company that is significant in comparison with the Executive Officer’s salary. The ownership guidelines are five times base salary for the CEO and three times base salary for the other Named Executive Officers. The Executive Officers are expected to achieve the specified ownership level within five years of assuming their position. Executive Officers may count toward these requirements the value of shares owned, share equivalents held in their Retirement Savings Plan (401(k)) accounts, earned performance shares, and other deferred stock units which are fully vested and held in the Company’s nonqualified deferred compensation plan. Stock options are not counted. All Named Executive Officers are currently in compliance with this policy.

Hedging Policy.    It is the policy of the Company that Executive Officers may not purchase or sell options on Company stock; engage in short sales with respect to Company stock; or trade in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Company stock.

Reimbursement Policy.    The Company’s equity plans and agreements provide that awards may be cancelled and that certain gains will be “clawed back” (i.e., must be repaid to the Company) if an Executive Officer engages in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information, or violating Company policies. The Committee has also implemented a policy for the clawback of cash incentive payments and performance shares in the event an Executive Officer’s conduct leads to a restatement of the Company’s financial results. The Committee may, in its discretion, seek to recoup any bonus or incentive compensation paid to any Executive Officer if (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Committee determines that the Executive Officer engaged in misconduct that resulted in the obligation to restate, and (iii) a lower payment would have been made to the Executive Officer based upon the restated financial results.

Perquisites.    The Company provides minimal perquisites to executives. The Committee has approved Mr. McGlade’s use of corporate aircraft for personal travel in order to mitigate security concerns, preserve the confidentiality of his work, and maximize the time he is able to spend on the Company’s business. Mr. McGlade is responsible for any taxes on this usage. The Committee believes the benefits of the security and efficiency achieved outweigh the expense to the Company and are in the interest of shareholders. No other perquisites were provided to the Named Executive Officers.

EXECUTIVE COMPENSATION TABLES

2009 Summary Compensation Table

Name and Principal Position	Year	Salary		Stock Awards (2)		Option Awards (3)		Nonequity Incentive Plan Compen- sation (4)		Changes in Pension Value and Nonqualified Deferred Compen- sation Earnings (5)		All Other Compen- sation (6)		Total

John E. McGlade Chairman, President, and Chief Executive Officer	2009 2008 2007	$ $ $	1,200,000 1,000,000 700,000	$ $ $	2,295,854 2,893,506 1,635,226	$ $ $	5,820,580 5,517,700 1,449,372	$ $	0 2,002,000 937,000	$ $ $	1,506,800 5,148,040 2,543,134	$ $ $	123,012 83,094 21,760	$ $ $	10,946,246 16,644,340 7,286,492
Paul E. Huck Senior Vice President and Chief Financial Officer	2009 2008 2007	$ $ $	650,000 575,000 506,000	$ $ $	412,969 957,048 1,338,904	$ $ $	1,331,858 1,167,967 1,208,301	$ $	0 696,000 658,000	$ $ $	412,276 793,828 1,258,436	$ $ $	20,649 18,214 16,197	$ $ $	2,827,752 4,208,057 4,985,838
Scott A. Sherman Senior Vice President — Strategic Development and Execution	2009 2008 2007	$ $ $	500,000 450,000 401,000	$ $ $	353,465 658,414 711,637	$ $ $	893,653 788,849 640,661	$ $	0 498,000 437,000	$ $ $	335,857 646,678 699,852	$ $ $	19,439 14,461 12,813	$ $ $	2,102,414 3,056,402 2,902,963
Robert D. Dixon Senior Vice President and General Manager — Merchant Gases(1)	2009 2008	$ $	460,000 360,000	$ $	269,189 340,992	$ $	529,958 324,936		$0 393,000	$ $	453,177 69,497	$ $	15,466 11,621	$ $	1,727,790 1,500,046
Lynn C. Minella Senior Vice President — Human Resources and Communications(1)	2009 2008	$ $	440,000 415,000	$ $	221,694 504,257	$ $	716,376 645,841		$0 459,000	$ $	193,479 51,082	$ $	14,259 13,328	$ $	1,585,808 2,088,508

(1)	Mr. Dixon and Ms. Minella were not Named Executive Officers in 2007; so compensation is not shown for those years.

(2)

This column shows the amount of compensation cost the Company recognized during fiscal year 2009 for restricted stock, deferred stock units, and performance share units granted in 2009 and earlier years. Generally, the expense for these awards is recognized over the vesting or performance period, unless the recipient is eligible for retirement, in which case the expense may be required to be recognized entirely in the year of grant. The calculation of these amounts disregards any estimate of forfeitures related to time-based conditions. The assumptions for the valuation determinations are set forth in footnote 18 to our financial statements included in Form 10-K filed with the SEC on November 25, 2009. Additional information regarding these awards is set out in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying notes.

(3)

This column shows the amount of compensation cost the Company recognized during fiscal year 2009 for stock options granted in 2009 and earlier years, disregarding any estimate of forfeitures relating to time-based vesting. Generally, the expense for option awards is recognized over the vesting period, unless the recipient is eligible for retirement, in which case it may be required to be recognized entirely in the year of grant. The assumptions for the valuation determination are set forth in footnote 18 to our financial statements included in Form 10-K filed with the SEC on November 25, 2009. Additional information regarding these awards is set forth in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying footnotes.

(4)

Amounts in this column reflect Annual Incentive Plan awards. At their election, Executive Officers may defer awards received under this Plan. Amounts deferred are also reflected as “Executive Contributions” in the “Nonqualified Deferred Compensation” table.

(5)

Amounts in this column reflect the annual change in the actuarial present value of each Named Executive Officers’ accumulated tax qualified and nonqualified pension benefits and interest considered to be above market interest credited to their Deferred Compensation Plan balances. Interest is calculated for the Deferred Compensation Plan accounts using a Moody’s A-rated Corporate Bond Rate because this is comparable to the rate the Company pays its other creditors on long-term obligations. When this rate exceeds 120% of a rate set by the U.S. Internal Revenue Service, it is treated as above market interest, even though it is based on a market average for corporate bonds. The amounts included as above market interest were as follows:

Mr. McGlade	$3,441
Mr. Huck	$57,732
Mr. Sherman	$5,434
Mr. Dixon	$4,633
Ms. Minella	$12,875

The pension accrual amounts represent the difference between the September 30, 2008 and September 30, 2009 actuarial present value of accumulated benefits under the Company’s tax qualified and nonqualified pension plans. These amounts are detailed in the chart below:

Mr. McGlade	$1,503,359
Mr. Huck	$354,544
Mr. Sherman	$330,423
Mr. Dixon	$448,544
Ms. Minella	$180,604

Additional information on how these amounts are calculated is included in the notes accompanying the Pension Benefits table.

(6)	Amounts shown in this column are detailed in the chart below.

	Matching Contributions Under Defined Contribution Plans	Group Term Life Insurance Premiums	Tax Reimbursements(1)	Perquisites or Personal Benefits*

Mr. McGlade	$35,769	$1,236	$11,764	$74,243
Mr. Huck	$19,413	$1,236	—	—
Mr. Sherman	$14,943	$1,236	$3,260	—
Mr. Dixon	$13,685	$1,137	$644	—
Ms. Minella	$13,171	$1,088	—	—

*	The amount included in this column is the incremental cost to the Company of Mr. McGlade’s personal use of the corporate aircraft. The incremental cost is calculated as the sum of: (a) flight specific costs such as landing fees, and (b) the product of (i) all variable costs of maintaining the aircraft and (ii) a fraction, the numerator of which is the mileage attributable to Mr. McGlade’s personal trips and the denominator of which is total miles flown for the year. The valuation also includes these costs with respect to return flights with no passengers that are associated with Mr. McGlade’s personal travel. Fixed costs such as pilot compensation and depreciation are not included as the aircraft is primarily used for business purposes; so the Company would incur these costs regardless of Mr. McGlade’s personal use. Mr. McGlade’s family members traveled with Mr. McGlade on some of the flights reflected; however, no incremental cost to the Company arises from their accompanying Mr. McGlade.

(1)

These amounts represent payments that the Company has made to the Named Executive Officers to cover taxes incurred by them for certain business-related taxable expenses, specifically, spousal travel to and attendance at Company-related events.

2009 Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Nonequity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold	Target	Maximum	Threshold	Target	Maximum

John E. McGlade	Annual Incentive Plan		0	1,320,000	3,036,000
	Performance Shares	10/1/2008				0	20,553	41,106				1,826,751
	Stock Options	10/1/2008								255,317	66.90	5,634,846
	Restricted Stock	10/2/2008							20,553			1,315,598
Paul E. Huck	Annual Incentive Plan		0	455,000	1,046,500
	Performance Shares	10/1/2008				0	4,857	9,714				431,690
	Stock Options	10/1/2008								60,347	66.90	1,331,858
	Restricted Stock	10/2/2008							4,857			310,897
Scott A. Sherman	Annual Incentive Plan		0	300,000	690,000
	Performance Shares	10/1/2008				0	3,363	6,726				298,903
	Stock Options	10/1/2008								41,779	66.90	893,653
	Restricted Stock	10/2/2008							3,363			215,266
Robert D. Dixon	Annual Incentive Plan		0	276,000	634,800
	Performance Shares	10/1/2008				0	2,428	4,856				215,801
	Stock Options	10/1/2008								30,173	66.90	645,400
	Restricted Stock	10/2/2008							2,428			155,416
Lynn C. Minella	Annual Incentive Plan		0	264,000	607,200
	Performance Shares	10/1/2008				0	2,840	5,680				252,419
	Stock Options	10/1/2008								35,280	66.90	754,639
	Restricted Stock	10/2/2008							2,840			181,788

(1)	Performance share values shown in this column are calculated based on achieving the maximum level of performance. Target level values are half of the amount shown.

The Grants of Plan-Based Awards table reports the dollar value of cash incentive awards and the number and value of equity awards granted to each Named Executive Officer during fiscal year 2009. With regard to cash incentives, this table reports the estimated potential value that could have been obtained by the executive; whereas the Summary Compensation Table reports the actual value realized for fiscal year 2009. Equity amounts represent the grant date values of the awards determined under FAS 123R for purposes of financial statement reporting. These grant date values differ from those reported in the Summary Compensation Table because amounts reported there also reflect the portions of awards granted in prior years that are recognized for financial reporting in fiscal year 2009; do not reflect portions of fiscal year 2009 grants that were not recognized for financial reporting in fiscal year 2009; and, in the case of performance shares, are based on current performance projections rather than maximum performance levels.

Nonequity Incentive Plan Awards — Annual Incentive Plan.    Annual Incentive Plan awards are based on performance for the fiscal year. The Committee approves performance metrics and payout schedules prior to or at the beginning of the fiscal year. Following the end of the fiscal year, the Committee determines the actual amount to be paid out under a formula which reflects performance against the approved metrics. There is no minimum bonus under the terms of the Plan, so the threshold amount is shown as 0. For fiscal year 2009, the Named Executive Officers did not receive any bonus under the Plan. For more information on fiscal year 2009 targets and the award determination, see pages 36-38.

Equity Incentive Plan Awards — Performance Shares.    The Equity Incentive Plan Awards reflected in the table are performance shares. Performance shares are deferred stock units whose earn out is conditioned on the Company’s achieving certain levels of EPS Growth and ROCE Spread. “Deferred stock units” are an award type provided under the Company’s Long-Term Incentive Plan that entitle the holder to the value of one share of Company stock and accumulated dividend equivalents upon satisfaction of performance and/or time-based vesting conditions. Dividend equivalents are paid in cash and equal the dividends that would have accrued on a share of Company stock from the grant date of a deferred stock unit until it is paid out. Dividend equivalents are not paid until an award has vested or been earned. No dividend equivalents are paid on units that are forfeited.

The performance shares reflected in the table have a three-year performance cycle which will be completed at the end of fiscal year 2011. The number of performance shares that will be paid out is based on the formula described on page 40.

Performance shares are generally forfeited if the Executive Officer terminates employment during the performance period. Executive Officers who terminate due to death, disability, or retirement will receive a pro-rata portion of any performance share payout upon completion of the performance period, provided they were employed at least one year after the grant date of the performance shares. Upon a termination covered by the Corporate Executive Committee Separation Program described on page 55, a pro-rata portion of the performance shares will be paid to the terminated Executive Officer upon completion of the performance period.

Other Stock Awards — Restricted Stock Awards.    The other stock awards reflected in the table are shares of restricted stock. Shares of restricted stock are shares of Company stock that are issued in the Executive Officer’s name subject to restrictions on transferability. The shares may be voted but the Executive Officer may not sell or transfer restricted stock during the vesting period. Dividends are paid on the restricted stock during the vesting period. Restricted stock granted in fiscal year 2009 is subject to a four-year vesting period. Generally, if an Executive Officer’s employment terminates during the vesting period, the stock will be forfeited. However, if an Executive Officer’s employment terminates due to death, disability, or retirement one year or more after the grant date, the stock will vest. If an Executive Officer’s employment termination is covered by the Corporate Executive Committee Separation Program described on page 55, a pro-rata portion of the restricted stock will vest on termination; the remainder is forfeited unless the Executive Officer is retirement eligible, in which case all the restricted stock will vest if it has been outstanding at least one year.

Stock Options.    The options reflected in the table become exercisable in one-third increments on the first three anniversaries of grant, and generally remain exercisable until ten years after the grant date; however, the options generally expire on the last day of employment except for death, disability, or retirement. Options granted more than one year prior to an Executive Officer’s termination due to death, disability, or retirement continue to become and remain exercisable for their full term. If a nonretirement eligible Executive Officer’s termination is covered by the Corporate Executive Committee Separation Program described on page 55, his or her exercisable options will remain exercisable for the full term. Options are subject to forfeiture for engaging in specified activities such as competing with the Company. Upon exercise of the options, Executive Officers must retain 50% of the net shares received for a one-year period as long as the Executive Officer is actively employed by the Company.

Outstanding Equity Awards at Fiscal Year-End

Name						Stock Awards
	Option Awards(1)					Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
	Option Grant Date	Number of Shares Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration Date
		Exercisable	Unexercisable

John E. McGlade						85,448	6,629,056	48,373	3,752,777
	10/02/2000	25,000		35.82	10/03/2010
	10/01/2001	75,000		38.02	10/02/2011
	10/01/2002	40,000		43.09	10/02/2012
	10/01/2003	70,000		45.53	10/02/2013
	10/01/2004	74,000		54.17	10/02/2014
	10/03/2005	52,000		55.33	10/04/2015
	10/02/2006	46,666	23,334	67.23	10/02/2016
	10/01/2007	49,065	98,130	98.85	10/02/2017
	10/01/2008	0	255,317	66.90	10/02/2018
Paul E. Huck						50,540	3,920,893	11,433	886,972
	10/02/2000	29,000		35.82	10/03/2010
	10/01/2001	29,000		38.02	10/02/2011
	10/01/2002	35,000		43.09	10/02/2012
	10/01/2003	20,000		45.53	10/02/2013
	10/01/2004	55,000		54.17	10/02/2014
	10/03/2005	52,000		55.33	10/04/2015
	10/02/2006	30,666	15,334	67.23	10/02/2016
	10/01/2007	11,597	23,195	98.85	10/02/2017
	10/01/2008	0	60,347	66.90	10/02/2018
Scott A. Sherman						32,984	2,558,899	7,915	614,046
	10/02/2000	10,000		35.82	10/03/2010
	10/01/2001	75,000		38.02	10/02/2011
	10/01/2002	30,000		43.09	10/02/2012
	10/01/2003	25,000		45.53	10/02/2013
	10/01/2004	28,000		54.17	10/02/2014
	10/03/2005	24,000		55.33	10/04/2015
	10/02/2006	16,666	8,334	67.23	10/02/2016
	10/01/2007	8,029	16,058	98.85	10/02/2017
	10/01/2008	0	41,779	66.90	10/02/2018
Robert D. Dixon						20,337	1,577,744	4,704	364,936
	10/02/2000	7,000		35.82	10/03/2010
	10/01/2001	14,000		38.02	10/02/2011
	10/01/2002	14,000		43.09	10/02/2012
	10/01/2003	12,000		45.53	10/02/2013
	10/01/2004	13,200		54.17	10/02/2014
	10/03/2005	9,500		55.33	10/04/2015
	10/02/2006	6,666	3,334	67.23	10/02/2016
	10/01/2007	4,014	8,029	98.85	10/02/2017
	10/01/2008	0	30,173	66.90	10/02/2018
Lynn C. Minella						21,857	1,695,666	6,684	518,545
	01/05/2004	60,000		52.83	01/05/2014
	10/01/2004	40,000		54.17	10/02/2014
	10/03/2005	30,000		55.33	10/04/2015
	10/02/2006	18,000	9,000	67.23	10/02/2016
	10/01/2007	6,780	13,560	98.85	10/02/2017
	10/01/2008	0	35,280	66.90	10/02/2018

(1)

Grant dates for all stock options are shown in the column to the immediate left. All stock options become exercisable in three consecutive, equal annual installments on the first, second, and third anniversary of the grant date.

(2)

This column reflects restricted stock, performance shares that are earned but deferred, and other deferred stock units described below that entitle the holder to a share of Company Stock and accumulated dividend equivalents since the date of grant.

Restricted Stock. All restricted stock granted prior to fiscal year 2007 vests on termination of employment due to death, disability, or retirement. Restricted stock granted in fiscal year 2007 vests on the earlier of September 30, 2010 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in 2007 were as follows: Mr. McGlade 8,400, Mr. Huck 5,300, Mr. Sherman 3,100, Mr. Dixon 1,150, and Ms. Minella 3,100. Restricted stock granted in fiscal year 2008 vests on the earlier of September 30, 2011 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2008 were as follows: Mr. McGlade 13,910, Mr. Huck 3,288, Mr. Sherman 2,276, Mr. Dixon 1,138, and Ms. Minella 1,922. Shares of restricted stock granted in fiscal year 2009 vest on the earlier of September 30, 2012 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2009 were as follows: Mr. McGlade 20,553, Mr. Huck 4,857, Mr. Sherman 3,363, Mr. Dixon 2,428, and Ms. Minella 2,840. All restricted stock is subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on page 55 or upon a change in control of the Company.

Deferred Stock Units. This column reflects three kinds of deferred stock units: earned performance shares that are deferred for a period of years; deferred stock units that vest upon death, disability, or retirement (“career-vesting deferred stock units”), including earned performance shares that are subject to forfeiture if the Named Executive Officer voluntarily terminates prior to death, disability, or retirement; and special retention grants. All deferred stock units are subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on page 55 or upon a change in control.

Performance share awards granted prior to fiscal year 2007 provided that half of earned shares would be paid at the end of the performance period. The remainder were deferred for a two-year period and subject to forfeiture upon the Executive Officer’s termination during that period other than due to death, disability, or retirement. Accordingly, half of the performance shares earned at the end of fiscal year 2008 (granted in fiscal year 2006) were paid when earned. The remaining deferred shares vest on the earliest of September 30, 2010, the Executive Officer’s retirement, death, or disability. The number of deferred shares is as follows:

Name	Vest 9/30/2010

Mr. McGlade	6,000
Mr. Huck	6,000
Mr. Sherman	1,600
Mr. Dixon	1,000
Ms. Minella	3,500

The number of career-vesting deferred stock units shown for each Named Executive Officer in this column is as follows:

Name	Number of Units

Mr. McGlade	9,605
Mr. Huck	15,560
Mr. Sherman	14,700
Mr. Dixon	8,470
Ms. Minella	1,050

This column also reflects special retention grants of 5,000 deferred stock units to Mr. Sherman and 5,058 deferred stock units to Mr. Dixon. A grant was made to Mr. Sherman in fiscal year 2006 and to Mr. Dixon in fiscal year 2008. Mr. Sherman’s units will vest upon his retirement, which is expected to occur on February 1, 2010, or his earlier death. Mr. Dixon’s units will vest on October 1, 2011, or upon his earlier disability or death, and are forfeitable upon termination of employment prior to vesting, other than for death or disability, including for retirement.

(3)	These amounts are based on the 2009 fiscal year-end NYSE closing market price.

(4)

This column reflects performance shares granted in fiscal years 2008 and 2009. These shares are conditioned upon performance during three-year cycles ending on September 30, 2010 and September 30, 2011, respectively. These awards will earn out and be paid at the end of the relevant performance period as indicated in the chart below. Fiscal year 2008 awards are shown at the maximum payout of 200% since the target performance level would be met based on performance to date. Fiscal year 2009 awards are shown at the target payout.

	End of Performance Period

Name	09/30/2010	09/30/2011

Mr. McGlade	27,820	20,553
Mr. Huck	6,576	4,857
Mr. Sherman	4,552	3,363
Mr. Dixon	2,276	2,428
Ms. Minella	3,844	2,840

2009 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)

John E. McGlade	10,000	$436,700	6,000	$465,480
Paul E. Huck	13,000	$588,900	3,750	$290,925
Scott A. Sherman	22,000	$765,990	2,250	$174,555
Robert D. Dixon	13,000	$459,543	1,125	$87,278
Lynn C. Minella	0	$0	3,000	$232,740

(1)	The units in this column include performance shares granted in 2006 which were earned out and paid in cash at the end of fiscal year 2009. The value was determined as of September 30, 2009.

(2)	Dividend equivalents paid on these awards are not included in Value Realized:

Name	Dividend Equivalents Paid

Mr. McGlade	$47,100
Mr. Huck	$29,438
Mr. Sherman	$17,663
Mr. Dixon	$ 8,831
Ms. Minella	$23,550

2009 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value on Accumulated Benefit	Payments During Last Fiscal Year ($)

John E. McGlade	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	33	$1,414,955	0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	33	$12,923,978	0
Paul E. Huck	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	30	$1,195,874	0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	30	$5,916,795	0
Scott A. Sherman	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	34	$1,380,130	0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	34	$4,525,122	0
Robert D. Dixon	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	26	$509,104	0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	26	$1,021,351	0
Lynn C. Minella	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	6	$122,909	0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	6	$373,763	0

The table above illustrates the actuarial present value of accrued pension benefits for each of the Named Executive Officers under the Company’s defined benefit plans. Actuarial present values are complex calculations that rely on many assumptions. The Company has calculated the amounts shown above generally using the same assumptions used in determining the pension cost recognized in its financial statements which are described in footnote 15 to the financial statements and under “Critical Accounting Policies” in the Management Discussion and Analysis

in the financial statements, both of which are included in the Company’s Form 10-K filed with the SEC on November 25, 2009, except that, in accordance with SEC requirements, the Company has calculated these values assuming payment begins the earliest date the Named Executive Officer can receive an unreduced early retirement benefit.

The Company’s Pension Plan for Salaried Employees (“Salaried Pension Plan”) is a funded, tax qualified defined benefit plan funded entirely by the Company. All U.S. salaried employees hired before October 1, 2004 are eligible to participate; however, participants as of January 1, 2005 were given a one-time election to prospectively receive their primary retirement benefit under the Company’s qualified defined contribution plan, the Retirement Savings Plan. All Named Executive Officers elected to remain in the Salaried Pension Plan. Benefits under the Plan are paid after retirement in the form of a monthly annuity. Participants may select from monthly payments for their lifetime or smaller monthly payments for their life and the life of a beneficiary.

The amount of the benefit under the Salaried Pension Plan is based on the following formula:

1.184% x Years of Service x Average Monthly Compensation (Up to the Average Social Security Maximum Taxable Wage Base)

Plus

1.5% x Years of Service x Average Monthly Compensation (In excess of the Average Social Security Maximum Taxable Wage Base)

“Average Monthly Compensation” is generally the participant’s base salary. The “Average Social Security Maximum Taxable Wage Base” is the average of the Social Security Wage Bases over a 35-year period.

Benefits under the Salaried Pension Plan become vested after a participant has completed five years of service. The Normal Retirement Age under the Salaried Pension Plan is age 65. A participant with at least five years of service may retire after attaining age 55 and receive a benefit reduced by 3% per year for the number of years prior to his or her attaining age 62. Participants who were age 50 on or before January 1, 2005 are eligible for early retirement at age 55 with no reduction in benefit if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement. Participants who had not attained age 50 on January 1, 2005 may receive the portion of their benefit accrued on that date unreduced upon retirement at age 55 or later if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement.

Under U.S. federal tax laws, benefits payable under the Salaried Pension Plan, and compensation which can be considered in calculating the benefits, are limited. The Supplementary Pension Plan (“Supplementary Plan”) is a nonqualified, unfunded pension plan that provides benefits that cannot be provided under the Salaried Pension Plan due to these limits. Benefits under the Supplementary Plan are calculated using the same formula as the Salaried Pension Plan, but there is no limit on the amount of base salary that can be covered by the pension formula, and Average Monthly Compensation under the Supplementary Plan also includes Annual Incentive Plan awards.

Supplementary Plan benefits are subject to the same vesting and early retirement terms as the Salaried Pension Plan. Supplementary Plan benefits are generally payable following retirement in one of the annuity forms available under the Salaried Pension Plan or, at the election of the participant, in a lump sum. In the case of the Named Executive Officers, distribution of benefits under the Supplementary Plan, whether in annuity or lump sum form, is delayed for six months after termination of employment to comply with U.S. federal tax laws.

2009 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

John E. McGlade	$177,231	$33,231	$28,842	$0	$1,195,910
Paul E. Huck	$84,000	$15,750	$202,909	$0	$3,227,812
Scott A. Sherman	$30,769	$9,231	$19,048	$0	$321,804
Robert D. Dixon	$58,831	$11,031	$16,379	$0	$293,676
Lynn C. Minella	$179,581	$12,156	$48,252	$0	$824,263

(1)

All amounts reported in this column were voluntary deferrals of base salary or Annual Incentive Plan awards by the Named Executive Officers. These amounts are also reported in the Summary Compensation Table.

(2)

Amounts reported in this column are Company matching credits based on each Named Executive Officer’s voluntary deferrals of base salary. These amounts are also reported in the Summary Compensation Table.

(3)	The following portion of these accumulated balances has been previously reported as compensation in the Summary Compensation Table of the Company’s proxy statements for prior years:

Officer	Amount Previously Reported

Mr. McGlade	$ 542,867
Mr. Huck	$2,950,108
Mr. Sherman	$ 76,852
Mr. Dixon	$ 53,502
Ms. Minella	$ 248,702

The Company provides the tax qualified Retirement Savings Plan (the “RSP”) to all U.S.-based salaried employees of the Company. Currently, U.S. tax laws limit the amounts that may be contributed to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the RSP. The Deferred Compensation Plan is intended to make up, out of general assets of the Company, an amount substantially equal to the benefits an employee did not receive under the RSP due to these limits. U.S. employees who participate in the Annual Incentive Plan, including all Named Executive Officers, are eligible to participate in the Deferred Compensation Plan. Participants can elect to defer up to 16 percent of base salary on a before-tax basis. The Company provides a matching credit in the same amounts as matching contributions under the RSP; i.e., 75 percent of the first three percent of base salary deferred by participants and 25 percent of the next three percent of base salary deferred. In addition to base salary, Plan participants may also elect to defer Annual Incentive Plan awards. No matching credit is provided for these deferrals.

Participants may elect to have their Deferred Compensation Plan balances earn interest at a corporate bond rate or be deemed to be invested in Company stock and earn dividend equivalents and market appreciation on the stock. If a participant chooses the Company stock alternative, his or her account balance will be distributed in shares of Company stock, except for dividend equivalents.

Participants can elect to receive payments of their Deferred Compensation Plan balances in one to ten annual installments following termination from service. The Named Executive Officers cannot commence distribution until six months following termination to comply with tax laws.

Potential Payments Upon Termination or Change in Control

Termination Prior to Change in Control.    Potential payments to Named Executive Officers upon termination prior to a change in control vary depending on the exact nature of the termination and whether the Executive Officer is retirement eligible at the time of the termination. Retirement eligibility for U.S. employees, including all the Named Executive Officers, generally occurs upon the attainment of age 55 after completing at least five years of service to the Company.

Voluntary Termination Other Than Retirement.    A voluntary termination by Mr. McGlade, Mr. Huck, or Mr. Sherman would be a retirement. If Ms. Minella or Mr. Dixon voluntarily terminated employment with the Company prior to retirement eligibility, like all salaried employees of the Company, they would receive any unpaid salary and accrued vacation, RSP balances and nonqualified deferred compensation shown in the table on page 53, and earnings thereon. Once they attained age 55, they could commence their accrued benefits under the qualified and nonqualified pension plans shown in the table on page 51 on the same terms as all other participants under these plans. All their outstanding awards under the Long-Term Incentive Plan would be forfeited, including all unexercised stock options, all restricted stock, and all performance shares, whether or not earned. Executive Officers and other eligible employees generally must remain employed until the last day of the fiscal year to receive an Annual Incentive Plan award for the fiscal year. Therefore, they would forfeit any Annual Incentive Plan award for the fiscal year of termination, unless they terminated on the last day of the year. If they had voluntarily terminated on September 30, 2009, they would not have received fiscal year 2009 bonuses since none were awarded to Named Executive Officers.

Retirement.    Upon retirement, Named Executive Officers are entitled to unpaid salary and accrued vacation, the qualified and nonqualified pension and deferred compensation reflected on pages 51 and 53 above, retiree medical and life insurance benefits that are the same as for all salaried employees, and a prorated Annual Incentive Plan award for the year of retirement. In addition, like all Long-Term Incentive Plan participants, they are entitled to the following treatment of their outstanding long-term incentive awards:

•	All outstanding stock options which were granted one year or more prior to retirement will continue to become exercisable as if they remained employed and will be exercisable for the original term.

•	Restricted stock awarded at least one year prior to retirement will vest immediately upon retirement.

•

All earned but deferred performance shares and dividend equivalents thereon will be paid six months after retirement. A pro-rata portion of unearned performance shares awarded at least one year prior to retirement and associated dividend equivalents will be paid at the end of the performance cycle.

•	Career-vesting deferred stock units and all dividend equivalents thereon would be paid six months after retirement.

Estimated Payments Upon Retirement

As of September 30, 2009

The table below shows estimated payments to the Named Executive Officers upon their retirement as of September 30, 2009.

	LTIP Plan(2)

Officer(1)	Stock Options(3)	Restricted Stock	Performance Shares(4)	Other(5)

J. E. McGlade	$13,974,726	$4,799,332	$2,223,661	$443,180
P. E. Huck	7,771,586	1,857,653	1,540,177	673,052
S. A. Sherman	7,114,980	677,972	760,623	882,464

(1)	Mr. Dixon and Ms. Minella are not eligible for retirement, so no amounts are shown for them.

(2)	Amounts are based on the closing price of a share of Company stock as of September 30, 2009 which was $77.58.

(3)	This column shows the difference between the September 30, 2009 closing price and the exercise price (the “intrinsic value”) for the options.

(4)	Unearned performance shares are valued out at the target level. Amounts include accumulated dividend equivalents.

(5)	These amounts reflect the value of career-vesting deferred stock units not included in the performance share column and dividend equivalents thereon.

Corporate Executive Committee Separation Program.    The Company maintains a Separation Program for members of the Company’s Corporate Executive Committee (“CEC”) which, during fiscal year 2009, included all the Named Executive Officers. A CEC member becomes eligible for program benefits upon involuntary termination of employment other than for “Cause” or upon voluntary termination for “Good Reason”. A termination for Cause occurs upon the Executive Officer’s failure to perform his or her duties, willful misconduct, certain illegal acts, insubordination, dishonesty, or violation of the Company’s Code of Conduct. “Good Reason” includes:

•	An adverse change in the Executive Officer’s position,

•	A decrease in the Executive Officer’s salary, benefits, or incentive compensation if not similarly applied to other highly compensated employees, or

•	A relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

Benefits under the Separation Program are contingent upon the CEC member’s continuing to perform the duties typically related to his or her position (or such other position as the Board reasonably requests) until termination, and assistance in the identification, recruitment, and/or transitioning of his successor. The CEC member also is required to sign a general release of claims against the Company and a two-year noncompetition agreement. If all these requirements are met, the CEC member is entitled to cash benefits as follows:

•	A cash severance payment of one times (two times in the case of Mr. McGlade) the CEC member’s annual base salary and average annual bonus for the last three years,

•	A bonus for the year of termination equal to a pro-rata portion of the average annual bonus for the last three years,

•	Outplacement assistance, and

•

A cash payment equal to the actuarial equivalent of pension benefits that would have accrued based on two additional years of service in the case of Mr. McGlade and one additional year of service in the case of the other Named Executive Officers plus, for the two Named Executive Officers who are not eligible for early retirement, the value of the early retirement subsidy provided under the pension plans on the Executive Officer’s accumulated benefit with the additional one year of service.

Noncash benefits are also provided under the Separation Program as follows:

•	Medical and other welfare benefits are continued for two years in the case of Mr. McGlade and one year in the case of other Named Executive Officers.

•

A pro-rata portion of four-year vesting restricted stock and retention grants of deferred stock units will vest. However, retirement provisions described above apply to outstanding restricted stock and deferred stock units held by the retirement eligible Named Executive Officers if more favorable. (Ms. Minella will also vest in all restricted stock granted before January 1, 2008, the effective date of certain changes approved by the Committee.)

•	Restricted stock and deferred stock units that vest upon death, disability, or retirement will become fully vested.

•

All Named Executive Officers will receive a pro-rata portion of unearned performance shares based on actual performance at the end of the performance period and will forfeit the remainder. (For performance shares granted prior to the January 1, 2008, Mr. McGlade, Mr. Huck, and Ms. Minella will retain their full awards.)

•

Nonretirement eligible Named Executive Officers will forfeit unexercisable stock options. Their exercisable options will remain in effect for the full term. (Ms. Minella will continue to retain all options granted prior to January 1, 2008.) Retirement provisions described above apply to the retirement eligible Named Executive Officers.

Upon involuntary termination, Named Executive Officers, like all salaried employees, are entitled to receive their accrued qualified and nonqualified pension and deferred compensation shown in the tables on pages 51 and 53 above in accordance with the terms of the relevant plans and, if retirement eligible, retiree medical benefits.

Estimated Payments on Severance

As of September 30, 2009

The table below shows estimated payments that would be made upon an involuntary termination covered under the Corporate Executive Committee Separation Program.

				Long-Term Incentive Plan(1)

Officer	Severance Benefit	Pro-rata Bonus	Pension Payment	Stock Options	Performance Shares(2)	Restricted Stock/ Units(3)	Other(4)	Benefits(5)

J. E. McGlade	$4,746,000	$1,173,000	$868,030	$13,974,726	$2,599,231	$4,799,332	$443,180	$24,787
P. E. Huck	1,290,334	640,333	236,527	7,771,586	1,628,953	1,857,653	673,052	21,814
S. A. Sherman	945,000	445,000	175,842	7,114,980	760,623	1,096,772	882,464	22,367
R. D. Dixon	759,666	299,667	1,448,717	2,444,923	306,814	362,996	661,268	32,675
L. C. Minella	861,666	421,667	396,522	3,493,947	615,130	948,959	0	27,816

(1)	Based on September 30, 2009 closing price of $77.58.

(2)	Unearned performance shares are reflected at target level. Amounts include accumulated dividend equivalents.

(3)	This column includes restricted stock and deferred stock units that vest over a fixed period.

(4)	These amounts reflect the value of career-vesting deferred stock units not included in the performance share column and dividend equivalents thereon.

(5)

Includes the value of outplacement benefits estimated based on current arrangements for these services; the value of medical benefits extended under the Separation Program for those not already eligible for retiree medical benefits; and the value of dental, life insurance, and disability benefits.

Termination for Cause.    Notwithstanding the above, upon involuntary termination for cause, Executive Officers who are not retirement eligible will receive only unpaid salary and accrued vacation, and qualified and nonqualified pension and deferred compensation. If a retirement eligible employee is terminated for cause, it is treated as a retirement.

Death or Disability.    Upon termination due to death or disability of an Executive Officer, in addition to insurance, continuation of medical benefits, and other benefits provided to all salaried employees and their families to help with these circumstances, our Long-Term Incentive Plan has provisions that provide continued vesting or accelerated payout of equity awards as follows:

•	All stock options that have been outstanding for at least a year at the time of termination continue to be and become exercisable as if the employee had remained active.

•	All earned but deferred performance shares, all career-vesting deferred stock units, and retention grants of deferred stock units are paid out.

•	A prorated portion of unearned performance shares outstanding for at least one year continues to earn out and be payable as if the employee had remained active.

•	All restrictions on restricted stock outstanding for at least one year are removed.

Change in Control Arrangements

The Company provides individual change in control severance agreements for all of the Named Executive Officers. For purposes of the agreements, a change in control occurs upon a 30% stock acquisition by a person not controlled by the Company, a greater than 50% change in membership on the Board of Directors during any two-year period unless approved by two-thirds of directors still in office who were directors at the beginning of the period, or other events determined by the Board.

The severance agreements give each Named Executive Officer specific rights and certain benefits if, within two years after a change in control, his or her employment is terminated by the Company without Cause (as defined below) or he or she terminates employment for Good Reason (as defined below). In such circumstances the Named Executive Officer would be entitled to:

•	A cash severance payment equal to three (two for Mr. Sherman and Mr. Dixon) times the sum of his or her annual base salary and target bonus under the Annual Incentive Plan;

•	A cash payment of a pro-rata target bonus for the year;

•

A cash payment equal to three (two for Mr. Sherman and Mr. Dixon) times the value for the most recent fiscal year of the Company’s matching contribution and/or accrual on his or her behalf under the RSP and the Deferred Compensation Plan;

•

A cash payment equal to the actuarial equivalent of the pension benefits he or she would have been entitled to receive under the Company’s pension plans had he or she accumulated three (two in the case of Mr. Sherman and Mr. Dixon) additional years of credited service after termination, plus the early retirement subsidy on the entire benefit if he or she is not eligible for early retirement as of the date of termination; and

•

Continuation of medical, dental, disability, and life insurance benefits for a period of up to three years (two years in the case of Mr. Sherman and Mr. Dixon), and provision of outplacement services and legal fees.

If any payment, distribution, or acceleration of benefits, compensation, or rights that is made by the Company to the covered Executive Officers under the severance agreement or otherwise results in a liability for the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, the Company will pay an amount equal to such excise tax, but only if the benefits to which the Executive Officer is entitled under the agreement are at least 110% of what the Executive Officer would receive if his or her benefits were reduced to a level that would not be subject to excise taxes. Also, each severance agreement provides for indemnification of the executive if he or she becomes involved in litigation because he or she is a party to the agreement.

A termination for “Cause” occurs under the agreements upon the Executive Officer’s willful failure to perform his or her duties or willful misconduct. “Good Reason” includes

•	A material adverse change in the Executive Officer’s position,

•	A decrease in the Executive Officer’s salary, benefits, or incentive compensation if not applied to other highly compensated employees, or

•	Relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

In addition to the change in control severance agreements, the Company’s Long-Term Incentive Plan and its nonqualified pension and deferred compensation plans provide change in control protections for all participants. Specifically, upon a change in control (as defined by the plans):

•	All outstanding stock options become exercisable and remain exercisable for their full term on the earlier of the change in control or six months after the grant date.

•	Restrictions lapse on all restricted stock.

•

All forms of deferred stock units, except unearned performance shares and related dividend equivalents, will fully vest and be paid immediately. A pro-rata portion of unearned performance shares will be paid out in shares at the target performance level.

•	Accrued balances under the nonqualified pension and deferred compensation plans are paid out.

The Committee, in its discretion, may pay out the value of stock options, restricted stock, and deferred stock units in cash.

Estimated Payments Upon Change in Control

On September 30, 2009

The table below shows the estimated value of equity and benefits that are automatically vested or paid on change in control, whether or not the Executive Officer is terminated. These acceleration provisions apply to all Long-Term Incentive Plan and nonqualified pension and deferred compensation plan participants. In the case of Mr. McGlade, Mr. Huck, and Mr. Sherman, who are retirement eligible, all of these amounts are already nonforfeitable, but payment, lapse of restrictions, or exercisability would be accelerated upon a change in control. For Ms. Minella and Mr. Dixon, all equity and benefits shown will become vested or payable if active employment continues until retirement without a change in control.

Officer	Stock Options(1)	Restricted Stock	Deferred Stock Units	Deferred Compensation Plan	Nonqualified Pension Plan

J. E. McGlade	$13,974,726	$4,799,332	$2,666,841	$1,195,910	$13,127,130
P. E. Huck	7,771,586	1,857,653	2,213,229	3,227,812	6,005,807
S. A. Sherman	7,114,980	677,972	2,061,887	321,804	4,593,838
R. D. Dixon	2,659,755	365,867	1,377,780	293,676	840,498
L. C. Minella	3,745,140	1,114,204	563,236	824,263	290,562

(1)	Options are shown at their intrinsic value based upon the September 30, 2009 closing price of $77.58.

Additional Estimated Payments Upon Termination

On September 30, 2009 After Change in Control

The table below shows additional amounts that would be payable under the change in control severance agreements if the Executive Officer were terminated following a change in control.

Officer	Severance	Pro-rata Bonus	Matching Contribution Payment	Pension Payment	Outplacement Services	Benefits(1)	Tax Excise

J. E. McGlade	$7,560,000	$1,320,000	$107,308	$1,304,242	$20,000	$7,266	$4,875,063
P. E. Huck	3,315,000	455,000	58,240	709,581	20,000	5,526	1,857,636
S. A. Sherman	1,600,000	300,000	29,885	353,330	20,000	4,789	0
R. D. Dixon	1,472,000	276,000	27,369	1,532,634	20,000	26,235	1,671,847
L. C. Minella	2,112,000	264,000	39,513	647,067	20,000	25,036	1,554,325

(1)

Includes continuation of dental, disability, and life insurance benefits. Also includes continuation of medical benefits for Mr. Dixon and Ms. Minella. Mr. McGlade, Mr. Huck, and Mr. Sherman are currently eligible for retiree medical benefits upon any termination of employment on the same basis as other retirement eligible salaried employees, so there is no incremental benefit.

COMPENSATION OF DIRECTORS

During fiscal year 2009, Board members who were not employed by the Company received an annual retainer for Board service of $60,000. Committee chairs received an additional retainer of $15,000 and the presiding director received an additional annual retainer of $15,000. Meeting fees of $2,000 per meeting were paid for participating in Board and committee meetings. Directors who meet with employees of the Company or a third party at the request of the Company or to satisfy a requirement of law or listing standard receive the meeting fee for such service. Retainers and meeting fees are paid quarterly in arrears. In addition to quarterly retainers and meeting fees, directors receive an annual grant of deferred stock units with a value of approximately $100,000 (rounded up to nearest whole share) on the date of the annual shareholders’ meeting.

Directors may voluntarily defer all or a part of their cash retainers and their meeting fees. At the election of each director, voluntarily deferred fees may be credited to deferred stock units or to an account which is credited with interest based on long-term corporate bond yields. All directors with deferred fees have chosen deferred stock units. Deferred stock units entitle the director to receive one share of Company stock upon payout, which usually occurs after the director’s service on the Board is over. Deferred stock units are credited with “dividend equivalents” equal to the dividends that would have been paid on one share of stock for each unit owned by the director on dividend record dates. Deferred retainers and meeting fees (plus dividend equivalents earned on the director’s existing deferred stock units account during a quarter) are converted to deferred stock units based on the fair market value of a share of Company stock on the third to last business day of the quarter.

Directors are reimbursed for expenses incurred in performing their duties as directors. The Company covers directors under its overall directors and officers liability insurance policies. Directors are also covered by the business travel accident policy maintained by the Company and are eligible to participate in the Company’s charitable matching gift program. Under this program, the Company matches donations made by employees and directors to qualifying educational organizations up to $5,000 per year and matches, at twice the amount, donations made to qualifying arts and cultural organizations up to $1,000 per year.

To emphasize the importance of long-term alignment with shareholders, the Board has adopted stock ownership requirements for directors. Directors are expected to own shares or share equivalents with a value (based on the NYSE closing price) equal to five times the annual cash retainer by the end of the fifth fiscal year after joining the Board. Directors are expected to increase their holdings to reflect an adjustment in the annual cash retainer within a reasonable period of time following the adjustment. Once a director has met the requirement, if there is a subsequent decline in the Company’s share price that causes the director’s ownership level to fall below this guideline, the director is not expected to purchase additional shares to meet the guideline but is expected to refrain from selling or transferring shares until the guideline is again satisfied.

During fiscal year 2009, the Corporate Governance and Nominating Committee engaged an independent compensation consulting firm to conduct a competitive assessment of the Company’s director compensation. Based on the assessment, the Board determined not to increase or otherwise change its compensation for fiscal year 2010.

2009 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards ($)(3)	All Other Compensation(4)	Total

Mario L. Baeza(5)	$103,000	$100,050	0	0	$203,050
William L. Davis, III	$96,000	$100,050	0	0	$196,050
Michael J. Donahue(5)	$117,000	$100,050	0	$5,000	$222,050
Ursula O. Fairbairn(5)	$111,000	$100,050	0	$2,000	$213,050
W. Douglas Ford	$106,000	$100,050	0	0	$206,050
Edward E. Hagenlocker(5)(6)	$128,000	$100,050	0	0	$228,050
Evert Henkes	$108,000	$100,050	0	0	$208,050
Margaret G. McGlynn	$96,000	$100,050	0	0	$196,050
Charles H. Noski	$98,000	$100,050	0	$5,000	$203,050
Lawrence S. Smith(5)	$119,000	$100,050	0	$5,000	$224,050

(1)	Certain directors elected to defer some or all of their cash retainers and meeting fees as described above. Any voluntary deferrals are included in this column.

(2)

The amounts shown in this column represent the FAS 123R expense the Company recognized during fiscal year 2009 for the annual deferred stock unit grant. Deferred stock units earned by directors are fully expensed on the Company’s financial statements at the market value of a share of stock on the date of grant. All deferred stock units credited to directors are fully vested.

(3)

The Company granted stock options to directors under the Company’s Stock Option Program for Directors from 1993-2005. This program was discontinued in 2006. As of September 30, 2009, the following directors had the indicated outstanding options:

Mr. Baeza	8,000
Mr. Donahue	4,000
Ms. Fairbairn	10,000
Mr. Ford	4,000
Mr. Hagenlocker	10,000
Mr. Smith	2,000

(4)	Amounts in this column reflect matching contributions under the Company’s charitable matching gift program.

(5)	Denotes a committee chair. Accordingly, the amount in the first column reflects the $15,000 additional retainer for committee chairs.

(6)	Mr. Hagenlocker’s fees included a $15,000 retainer for service as the presiding director.

INFORMATION ABOUT STOCK OWNERSHIP

Persons Owning More than 5% of Air Products Stock

as of September 30, 2009

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

State Farm Mutual Automobile Insurance Company(1) (“State Farm”) One State Farm Plaza Bloomington, IL 61710	15,486,540	6.8%

(1)

In the aggregate, State Farm has sole voting power over 15,393,100 shares, shared voting power over 93,440 shares, sole power to direct disposition of 15,393,100 shares, and shared power to direct disposition of 93,440 shares.

Air Products Stock Beneficially Owned by Officers and Directors

The table below shows the number of shares of common stock beneficially owned as of November 1, 2009 by each member of the Board and each Named Executive Officer, as well as the number of shares owned by the directors and all Executive Officers as a group. None of the directors or Executive Officers own one percent or more of the Company’s common stock.

Name of Beneficial Owner	Common Stock(1)(2)(3)	Stock Options(4)	Currently Distributable Deferred Stock Units(5)	Total(6)

Mario L. Baeza	0	8,000	6,456	14,456
William L. Davis, III	1,000	0	8,374	9,374
Robert D. Dixon	10,070	97,785	0	107,855
Michael J. Donahue	0	4,000	0	4,000
Ursula O. Fairbairn	0	10,000	7,503	17,503
W. Douglas Ford	0	4,000	17,009	21,009
Edward E. Hagenlocker	0	10,000	8,076	18,076
Evert Henkes	0	0	0	0(6)
Paul E. Huck	41,495	309,309	0	350,804
John E. McGlade	85,769	589,235	0	675,004
Margaret G. McGlynn	0	0	12,581	12,581
Lynn C. Minella	19,501	182,320	0	201,821
Charles H. Noski	400	0	13,146	13,546
Scott A. Sherman	17,080	246,984	0	264,064
Lawrence S. Smith	4,850	2,000	0	6,850
Directors and Executive Officers as a group (19 persons)(7)	204,265	1,653,482	73,145	1,930,892

(1)

Certain Executive Officers hold restricted shares which we include in this column. The Executive Officer may vote the restricted shares, but may not sell or transfer them until the restrictions expire. The individuals in the table hold the following number of restricted shares:

Name	Shares

John E. McGlade	61,863
Paul E. Huck	23,945
Scott A. Sherman	8,739
Lynn C. Minella	14,362
Robert D. Dixon	4,716
All Executive Officers	122,582

(2)	Includes share units held by Executive Officers in the Company’s qualified 401(k) plan. Participants have voting rights with respect to such units and can generally redirect their plan investments.

(3)

Shares reported include 904 shares owned jointly by Mr. McGlade and his spouse. Shares reported also include shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the indicated officers: Mr. Huck, 11,141 shares; Mr. McGlade, 20 shares; and Mr. Sherman, 2,720 shares. The indicated officers disclaim ownership of such shares.

(4)	The directors and officers have the right to acquire this number of shares within 60 days by exercising outstanding options granted under the Company’s Long-Term Incentive Plan.

(5)

Directors’ deferred stock units shown in the table are distributable within 60 days upon a director’s retirement or resignation, based upon the director’s payout elections. Deferred stock units held by directors who have elected to defer payout for longer periods are described in note (6). Deferred stock units entitle the holder to receive one share of Company stock and accrued dividend equivalents. Deferred stock units accrue dividend equivalents, but do not have voting rights.

(6)

Executive Officers and directors also own the deferred stock units reflected in the table below which are not distributable within 60 days and which have been awarded, earned out, or purchased. Certain deferred stock units held by Executive Officers are subject to forfeiture if employment ends before death, disability, or retirement, or for engaging in specified activities such as competing with the Company.

Name of Beneficial Owner	Deferred Stock Units

Michael J. Donahue	18,201
Robert D. Dixon	15,621
Evert Henkes	6,699
Paul E. Huck	26,595
John E. McGlade	36,100
Lynn C. Minella	7,605
Scott A. Sherman	24,245
Lawrence S. Smith	15,854

(7)	Not counting their deferred stock units, directors, nominees, and Executive Officers as a group beneficially own .8% of the Company’s outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and Executive Officers to file reports of holdings and transactions in Company stock and related securities with the Securities and Exchange Commission and the NYSE. Based on our records and other information, we believe that in 2009 all of our directors and Executive Officers met all applicable Section 16(a) filing requirements with the exception of the Form 4 report filed March 9, 2009 for Lawrence S. Smith reporting the open market purchase of 350 shares on January 16, 2009, which was filed late due to administrative oversight.

Equity Compensation Plan Information

The following table provides information as of 30 September 2009 about Company stock that may be issued upon the exercise of options, warrants, and rights granted to employees or members of the Board of Directors under the Company’s existing equity compensation plans, including plans approved by shareholders and plans that have not been approved by shareholders in reliance on the NYSE’s former treasury stock exception or other applicable exception to the Exchange’s listing requirements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of Securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	18,515,519(1)	$53.37	3,629,186(2)
Equity compensation plans not approved by security holders	902,862(3)	$39.41	0
Total	19,418,381	$52.79	3,629,186

(1)

Represents Long-Term Incentive Plan outstanding stock options and deferred stock units that have been granted. Deferred stock units entitle the recipient to one share of Company common stock upon vesting, which is conditioned on continued employment during a deferral period and may also be conditioned on earn out against certain performance targets.

(2)

Represents authorized shares that were available for future grants as of 30 September 2009. These shares may be used for options, deferred stock units, restricted stock, and other stock-based awards to officers, directors, and key employees. Full value awards such as restricted stock are limited to 20% of cumulative awards.

(3)

Represents outstanding options under Global Employee Stock Awards (18,928), the Stock Incentive Plan (702,314), the Stock Option Plan for Directors (18,000), and the U.K. Savings-Related Share Option Schemes (103). This number also includes deferred stock units granted under the Deferred Compensation Plan for Directors prior to 23 January 2003 (26,004) and deferred stock units under the Deferred Compensation Plan (137,513). Deferred stock units issued under the Deferred Compensation Plan are purchased for the fair market value of the underlying shares of stock with eligible deferred compensation.

The following equity compensation plans or programs were not approved by shareholders. All of these plans have either been discontinued or do not require shareholder approval because participants forego current compensation equal to the full market value of any share units credited under the plans.

Global Stock Option Awards and Stock Incentive Program — No further awards will be made under these programs. All stock options under these programs were granted at fair market value on the date of grant, first became exercisable three years after grant, and terminate ten years after the date of grant or upon the holder’s earlier termination of employment for reasons other than retirement, disability, death, or involuntary termination due to Company action necessitated by business conditions.

Stock Option Plan for Directors — No further awards will be made under this plan. All stock options under this plan were granted at fair market value on the date of grant. The options became exercisable six months after grant and remain exercisable for nine and one-half years or, if earlier, two years following the date the director resigns from the Board (other than because of retirement, disability or death). This plan is no longer offered. Stock options may now be granted to directors under the Long-Term Incentive Plan; however, since September 2005, the compensation program for nonemployee directors has not provided stock options.

The Air Products PLC U.K. Savings-Related Share Option Scheme and the Air Products Group Limited U.K. Savings-Related Share Option Scheme (together, the “U.K. Plan”) are employee benefit plans for employees of Air Products PLC (and certain of its U.K. subsidiaries) and Air Products Group Limited (and certain of its U.K. subsidiaries), respectively (together, the “U.K. Companies”). No further options will be offered under the U.K. Plan. Employees participate in the U.K. Plan by having elected to do so during a brief invitation period. An employee who elected to participate chose a five- or seven-year option period and has amounts of salary automatically withheld and contributed to a savings account at a bank not affiliated with the Company. At the end of the five-year savings period, a tax-free bonus is added to the employee’s account. An employee who elected a seven-year option and retains his savings account for seven years receives a further bonus at the end of the seventh year. At the end of the option period, the participant may use his savings to purchase shares of Company stock at the fixed option price or receive in cash the amount of his savings and bonus(es). His election must be made within six months of the close of the option period. The option price is an amount determined by the directors of the U.K. Companies on the date the option is granted, which may not be less than 90 percent of Market Value (as defined in the U.K. Plan) on the date of grant.

Deferred Compensation Plan for Directors — This plan is no longer offered. It was the prior vehicle for providing deferral stock units to the Company’s directors. The compensation program for nonemployee directors provides that directors have the opportunity to purchase deferred stock units with their retainers and meeting fees. New directors and directors continuing in office after the annual meetings are awarded an annual grant of deferred stock units. Each deferred stock unit entitles the director to one share of Company stock when paid out. Deferred stock units also accrue dividend equivalents which are equal to the dividends that would have been paid on a share of stock during the period the units are outstanding. Accumulated dividend equivalents are converted to deferred stock units on a quarterly basis. Deferred stock units are now provided to directors under the Long-Term Incentive Plan.

Deferred Compensation Plan — The Company’s Deferred Compensation Plan is an unfunded employee retirement benefit plan available to certain of the Company’s U.S.-based management and other highly compensated employees (and those of its subsidiaries) who receive awards under the Company’s Annual Incentive Plan, which is the annual cash bonus plan for executives and key salaried employees of the Company and its subsidiaries. Because participants forego current compensation to “purchase” deferred stock units for full value under the Plan, it is not required to be approved by shareholders under the NYSE listing standards. Under the Plan, participants may defer a portion of base salary which cannot be contributed to the Company’s Retirement Savings Plan, a 401(k) and profit-sharing plan offered to all salaried employees (“RSP”), because of tax limitations (“elective deferrals”) and earn matching contributions from the Company that they would have received if their elective deferrals had been contributed to the RSP (“matching credits”). In addition, participants in the Plan may defer all or a portion of their bonus awards under the Annual Incentive Plan (“bonus deferrals”) under the Deferred Compensation Plan. Finally, certain participants under the Plan who participate in the profit-sharing component of the RSP rather than the Company’s salaried pension plans receive contribution credits under the Plan which are a percentage of their salary ranging from 4-6% based on their years of service (“contribution credits”). The dollar amount of elective deferrals, matching credits, bonus deferrals, and contribution credits is initially credited to an unfunded account, which earns interest credits. Participants are periodically permitted while employed by the Company to irrevocably convert all or a portion of their interest-bearing account to deferred stock units in a Company stock account. Upon conversion, the Company stock account is credited with deferred stock units based on the fair market value of a share of Company stock on the date of crediting. Dividend equivalents corresponding to the number of units are credited quarterly to the interest-bearing account. Deferred stock units generally are paid after termination of employment in shares of Company stock.

The Deferred Compensation Plan was formerly known as the Supplementary Savings Plan. The name was changed in 2006 when the deferred bonus program, previously administered under the Annual Incentive Plan, was merged into this Plan.

EXHIBIT 1

AIR PRODUCTS AND CHEMICALS, INC.

LONG-TERM INCENTIVE PLAN

Amended and Restated as of

January 28, 2010

1. Purposes of the Plan

The purposes of this Plan are: (i) to provide long-term incentives to those executives or other key employees who are either in a position to contribute to the long-term success and growth of Air Products and Chemicals, Inc. (the “Company”) and Participating Subsidiaries, or who have high potential for assuming greater levels of responsibility or who have demonstrated their critical importance to the operation of their organizational unit; (ii) to assist the Company and Participating Subsidiaries in attracting and retaining nonemployee directors (“Eligible Directors”), executives and other key employees with experience and ability; and (iii) to associate more closely the interests of such directors, executives and other key employees with those of the Company’s shareholders.

2. Administration of the Plan

(a) Employee Awards.    With regard to Plan Awards granted to employees (“Employee Awards”), the Plan shall be administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Board”) or such other committee thereof consisting of such members (not less than three) of the Board as are appointed from time to time by the Board (the “Committee”), each of the members of which, at the time of any action under the Plan, shall be (i) a “non-employee director” as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act), (ii) an “outside director” as then defined under Code Section 162(m) and (iii) an “independent director” as then defined under the rules of the New York Stock Exchange (or meeting comparable requirements of any stock exchange on which the Company’s Common Stock may then be listed).

(b) Director Awards.    With regard to Plan Awards granted to Eligible Directors (“Director Awards”), the Plan shall be administered by the Board.

(c) Powers of the Committee and Board.    As used herein, the term “Administrator” shall mean the Committee with respect to Employee Awards and the Board with respect to Director Awards. The Administrator shall have all necessary powers to administer and interpret the Plan, including authority to adopt such rules, regulations, agreements, and instruments for the administration of the Plan as the Administrator deems necessary or advisable. The Administrator’s interpretations of the Plan and all action taken and determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director or employee of the Company or any Subsidiary.

(i) Powers of the Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted Awards under the Plan; to determine the aggregate amount, type, terms, and conditions applicable to the Awards to be made to eligible employees and shares of Common Stock issued pursuant thereto; and to determine the time when Awards will be granted. The Committee may take into consideration recommendations from the appropriate officers of the Company and of each Participating Subsidiary with respect to making the foregoing determinations as to Plan awards, administration, and interpretation. Notwithstanding any other provision of the Plan to the contrary, the Committee may delegate to appropriate Company officers its authority to take all final action with respect to granting and administering Plan Awards granted to Participants who are at the time of such action not members of the Board or “officers” within the meaning of Rule 16a-1(f) of the Act, including without limitation selecting executives and key employees to whom such Awards will be granted; determining the amount of any such Awards to be made; and taking all action on behalf of the Company with respect to administering, vesting of, and paying such Awards; provided, however, that (i) all such Awards shall be granted within the limitations and subject to the terms and conditions required by the Plan and established by the Committee and subject to the Committee’s interpretations of the Plan; (ii) the aggregate of such Awards granted under the Plan for or with respect to a given Fiscal Year shall not, when added to the Awards approved by the Committee for granting to individuals who are “officers” within the meaning of Rule 16a-1(f) of the Act for or with respect to the same Fiscal Year, exceed the total amount of Awards approved by the Committee for or with respect to such Fiscal Year; (iii) only the Committee may grant Awards of restricted or unrestricted shares; and (iv) any action with respect to such Awards taken because of or in connection with a Change in Control of the Company or as contemplated by Section 12 shall be taken by the Committee. With respect to matters delegated in accordance with the foregoing, the term “Committee” as used herein shall mean the delegate.

(ii) The Board has exclusive authority to determine the amount, type, timing, terms, and conditions of Awards to be provided to Eligible Directors under the Plan by resolution, including by adoption of programs specifying timing, amounts, terms, and conditions of Plan Awards to be made annually or otherwise regularly without further action by it. The Corporate Governance and Nominating Committee shall recommend to the Board the amount, type, timing, terms, and conditions of grants to Eligible Directors. Notwithstanding any provision of the Plan to the contrary, the Board may delegate to appropriate Company officers or to a Committee of the Board authority to take all final action with respect to granting and administering Plan awards to Eligible Directors, including administering and taking all action on behalf of the Company with respect to vesting and payment of Awards. With respect to matters so delegated, the term “Board,” as used herein, shall mean the delegate.

3. Eligibility for Participation

Participation in the Plan shall be limited to (i) Eligible Directors and (ii) executives or other key employees (including officers and directors who are also employees) of the Company and its Participating Subsidiaries selected on the basis of such criteria as the Committee may determine. As used herein, the term “employee” shall mean any person employed full time or part time by the Company or a Participating Subsidiary on a salaried basis, and the term “employment” shall mean full-time or part-time salaried employment by the Company or a Subsidiary.

4. Shares of Stock Subject to the Plan

(a) The shares that may be subject to Awards granted under the Plan on or after January 28, 2010 shall not exceed in the aggregate 4,000,000 shares of Common Stock, plus the sum of (i) the number of shares authorized for Awards under the Plan prior to January 28, 2010 but not, as of such date, delivered pursuant to an Award or subject to an outstanding Award, and (ii) the number of shares subject to Awards granted under the Plan prior to January 28, 2010 and then outstanding which are not delivered because the Award expires, is forfeited, or terminates unexercised or because payment under the Award is made in cash. No more than 20% of the cumulative shares of Common Stock subject to Awards granted on or after October 1, 2001 may be used for restricted shares, deferred stock units or other Awards providing for the acquisition of the shares for a consideration less than the Fair Market Value of the shares as of the date of grant.

(b) For purposes of applying the limit in subsection (a):

(i) Any share subject to a Plan Award which is not delivered because the Award expires, is forfeited, or terminates unexercised, or because payment under the Award is made in cash,

shall not be considered as having been issued or delivered for purposes of the limitations under the preceding sentences and may again be subject to an award subsequently granted under the Plan;

(ii) Any stock appreciation right Award delivered in Common Stock shall be counted as use of a number of shares equal to the number of stock appreciation rights exercised, rather than the net shares delivered;

(iii) Shares tendered by Participants as full or partial payment to the Company of the purchase price of shares subject to a stock option upon exercise of the option shall not become available for Awards under the Plan; and

(iv) Shares withheld by or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligations with respect to Awards under the Plan shall not become available for Awards under the Plan.

5. Awards

(a) Awards granted to employee Participants or Eligible Directors under the Plan may be of the following types: (i) Stock Options, (ii) Restricted Shares, (iii) Deferred Stock Units, and/or (iv) Other Stock Awards. Employee Participants may also be granted Stock Appreciation Rights. Awards may be granted singly, in combination, or in tandem as determined by the Administrator in its sole discretion.

(b) Each Award under the Plan shall be evidenced by an award agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions, or limitations applicable to the Award (“Award Agreement”), including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment in the case of employee Participants, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. More than one type of Award may be covered by the same Agreement. The Administrator need not require the execution of such document by the Participant, in which case acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions, or limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time. Except where otherwise required by law, Award Agreements may be delivered electronically.

6. Stock Options

Stock Options granted to eligible employees under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant and specified in the Award Agreement. All Stock Options granted to Eligible Directors under the Plan shall be Nonstatutory Stock Options.

(a) Exercise Price.    The purchase price per share of Common Stock covered by each Stock Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option.

(b) Shares Covered.    The Administrator will determine, absolutely or by formula, the number of shares of Common Stock subject to each Stock Option. In no event shall the number of shares subject to Stock Options (and any related Stock Appreciation Rights) granted to any Participant in any Fiscal Year exceed 1,000,000, subject to adjustment as provided in Section 12.

(c) Terms Generally Applicable to all Stock Options.    Except as otherwise determined by the Administrator and reflected in the applicable Award Agreement, Stock Options shall be granted on the following additional terms and conditions (and such other terms and conditions that the Administrator may establish which are consistent with the Plan and applicable law):

(i) Term and Exercise Dates.    The Administrator shall fix the term during which each Stock Option may be exercised, but no Stock Option shall be exercisable after the tenth anniversary of its date of grant, and no employee Stock Option shall be exercisable prior to one year from its date of grant, except as otherwise provided in Section 11. Employee Stock Options shall become exercisable in installments: one-third of the shares subject to such Stock Option may be purchased commencing on the first, second, and third one year anniversaries of the date of grant. Eligible Director Stock Options shall be exercisable commencing six months from the date of grant.

(ii) Exercise.    A Participant wishing to exercise his or her Stock Option in whole or in part shall give written notice of such exercise to the Company, accompanied by full payment of the purchase price. The date of receipt of such notice (including by facsimile transmission) and payment shall be the “Exercise Date” for such Stock Option or portion thereof; provided, however, that if the Participant engages in a simultaneous Stock Option exercise and sale of shares of Common Stock, the Exercise Date shall be the date of sale of the shares purchased by exercising such Stock Option. No partial exercise of a Stock Option may be made for less than 100 shares of Common Stock.

(iii) Payment.    The purchase price of shares to be purchased upon exercise of any Option shall be paid in full at the time of exercise of the Stock Option: (A) by cash payment; (B) by tendering (either actually or by attestation), on such terms and conditions as the Administrator may specify, shares of Common Stock owned by the Participant having a Fair Market Value on the Exercise Date equal to the purchase price of such shares; (C) by a combination of cash payment and tendering (as described in the foregoing) of Common Stock having a Fair Market Value on the Exercise Date equal to the portion of such purchase price not paid in cash; or (D) subject to any administrative rules from time to time adopted by the Administrator for administering Stock Option exercises, by delivery (including by facsimile transmission) of an irrevocable exercise notice coupled with irrevocable instructions to a designated broker to simultaneously sell all or a portion of the underlying shares of Common Stock and deliver to the Company, on the settlement date, the portion of the proceeds representing the exercise price (and any taxes to be withheld).

(iv) Termination of Services or Death.

(A) In the event an employee Participant ceases to be employed due to Retirement, Disability, or death, his or her Stock Options shall continue to be or become exercisable following such cessation of employment as if the Participant had continued to be an active employee and such Stock Options may be exercised by the Participant or, in the event of death, his or her Designated Beneficiary on the same terms and conditions as would have applied to such Participant had such Participant continued to be an active employee; provided that, except as otherwise determined by the Committee, Stock Options whose date of grant is less than one year from the date of such cessation of employment shall be forfeited.

(B) Except as provided in clause (A) of this Section 6(c)(iv), if, prior to the expiration or cancellation of any Stock Option, an employee Participant ceases to be employed by the Company or a Subsidiary, any unexercised portion of his or her outstanding Stock Options shall automatically terminate.

(C) In the event an Eligible Director ceases to be a director due to Retirement, Disability, or death, his or her Stock Options shall continue to be or become exercisable as if the Eligible Director had continued to be a director and such stock options may be exercised by the director or, in the event of death, his or her Designated Beneficiary on the same terms and conditions as would have applied to such director had such eligible director continued to serve on the Board. Except as otherwise provided by the Board in the applicable Award Agreement or amendment thereto, in the event an Eligible Director ceases to be a director other than due to Retirement, Disability, or death, his or her Stock Options shall become exercisable in accordance with their terms and be exercisable until two years following the Director’s last day of service.

(D) No provision of this Section 6(c)(iv) shall be deemed to permit the exercise of any Stock Option after the expiration of the normal stated term of such Stock Option.

(d) Additional Terms Applicable to Incentive Stock Options

(i) Exercise Price.    If an Incentive Stock Option is granted to an employee who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any affiliate, the purchase price per share under such Incentive Stock Option shall be at least 110% of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and such Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.

(ii) Shares Covered.    The aggregate Fair Market Value, determined on the date of grant, of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and any predecessor, parent, subsidiary or affiliate) shall not exceed $100,000 (as such figure may be adjusted under Code Section 422(d)). If the aggregate Fair Market Value, determined on the date of grant, of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and any predecessor, parent, subsidiary, or affiliate) exceeds the limitation described in the preceding sentence, that portion of the Incentive Stock Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Nonqualified Stock Option, and in all other respects the terms of the original Award Agreement shall remain in full force and effect. If the limitation of this paragraph is exceeded, the determination of which Stock Options shall be Incentive Stock Options and which Stock Options shall be Nonqualified Stock Options shall be made in accordance with the ordering rules prescribed in the Code. For the avoidance of doubt, if the exercise date of Incentive Stock Options is accelerated upon a Change in Control as provided for in Section 11 and the provisions regarding the $100,000 limitation are exceeded, the treatment described above shall apply.

7. Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to employees either alone, or in conjunction with, and related to previously or concurrently granted Stock Options and/or other Plan Awards. Except as otherwise determined by the Committee and reflected in the applicable Award Agreement or an amendment thereto, all Stock Appreciation Rights shall be granted on the following terms and conditions (and such other terms and conditions that the Committee may establish which are consistent with the Plan and applicable law):

(a) Number of Rights.    The Committee shall determine, absolutely or by formula, the number of Stock Appreciation Rights which shall be granted. As to any Stock Appreciation Rights granted in tandem with a Stock Option, such number shall not be greater than the number of shares which are then subject to the related Stock Option, and the number of such Stock Appreciation Rights will be reduced on a one-for-one basis to the extent that shares under the related Stock Option are purchased. In no event shall the number of Stock Appreciation Rights granted to any Participant in any Fiscal Year (excluding Stock Appreciation Rights granted in tandem with a Stock Option, which shall be subject to the limitation in Section 6(b)), exceed 1,000,000, subject to adjustment as provided in Section 12.

(b) Exercise.    Stock Appreciation Rights shall entitle the Participant to receive upon exercise, without any payment to the Company, an amount of cash and/or a number of shares determined and payable as provided in Section 7(c). Except as otherwise determined by the Committee and reflected in the applicable Award Agreement or amendment thereto, Stock Appreciation Rights shall be exercisable to the extent and upon the same conditions that Stock Options are exercisable under Section 6(c), and shall not be exercisable after the tenth anniversary of grant. A Participant wishing to exercise Stock Appreciation Rights shall give written notice of such exercise to the Company. The date of receipt of such notice shall be the “Exercise Date” for such Stock Appreciation Rights. Promptly after the Exercise Date, the Company shall pay and/or deliver to the Participant the cash and/or shares to which he or she is entitled.

(c) Amount of Cash and/or Number of Shares.    Except as otherwise provided in Section 11, the amount of the payment to be made upon exercise of Stock Appreciation Rights shall be determined by multiplying (i) that portion of the total number of shares as to which the Participant exercises the Stock Appreciation Rights award as of the Exercise Date, by (ii) 100% of the amount by which the Fair Market Value of a share of Common Stock on the Exercise Date exceeds the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted. The Committee may make payment in cash or partly in cash and partly in Common Stock, all as determined by the Committee in its sole discretion. To the extent that payment is made in Common Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of a share of Common Stock on the Exercise Date. No fractional shares shall be issued, but instead the Participant shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value on the Exercise Date.

(d) Termination of Employment or Death.    In the event that a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary by reason of Retirement, Disability, or death, his or her Stock Appreciation Rights shall continue to be or become exercisable following such termination of employment to the extent and upon the same conditions that a Stock Option is exercisable under Section 6(c)(iv). In the event a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary for a reason other than Retirement, Disability, or death, his or her Stock Appreciation Rights shall automatically terminate.

8. Restricted Shares

The Administrator may grant Restricted Share awards to Participants on the following terms and conditions (and/or such other conditions as are consistent with the Plan and applicable law):

(a) Restrictions.    Restricted Shares shall be granted subject to such restrictions on the full enjoyment of the Shares as the Administrator shall specify in the applicable Award Agreement; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify in the applicable Award Agreement. Except for limited circumstances determined by the Administrator and specified in the applicable Award Agreement (including but not limited to special recruitment or retention awards, death, Disability, or Retirement) Restricted Shares shall have a restriction period of not less than three years; provided that, Restricted Shares shall have a minimum restriction period of one year if lapse of the restriction is based on performance criteria. In no event shall the number of Restricted Shares granted to any Participant in any Fiscal Year exceed 100,000, subject to adjustment as provided in Section 12.

(b) Dividends; Rights; Voting.    While any restriction applies to any Participant’s Restricted Shares, (i) unless the Administrator provides otherwise in the applicable Award Agreement, the Participant shall receive the dividends paid on the Restricted Shares and shall not be required to return those dividends to the Company in the event of the forfeiture of the Restricted Shares; (ii) the Participant shall receive the proceeds of the Restricted Shares in any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Shares and be subject to all restrictions then existing as to the Participant’s Restricted Shares; and (iii) the Participant shall be entitled to vote the Restricted Shares.

(c) Transfer of Restricted Shares.    While any restriction applies to the Restricted Shares, the Participant shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Shares or any interest therein.

(d) Evidence of Share Ownership.    The Restricted Shares will be book-entry shares only unless the Administrator decides to issue certificates to evidence shares of the Restricted Shares. Any stock certificate(s) representing the Restricted Shares that is so issued to a Participant shall bear an appropriate legend describing the restrictions to which the shares are subject.

9. Deferred Stock Units

The Administrator may grant Deferred Stock Units to Participants on the following terms and conditions (and/or such other terms and conditions that the Administrator may establish which are consistent with the Plan and applicable law):

(a) Number, Value, and Manner of Payment of Deferred Stock Units.    Each Deferred Stock Unit shall be equivalent in value to one share of Common Stock and, subject to satisfaction of any applicable performance conditions, shall entitle the Participant to receive from the Company at the end of the deferral period applicable to such Unit (the “Deferral Period”) the value at such time of each Unit. Except as otherwise determined by the Administrator, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or a Participating Subsidiary by such Participant. Deferred Stock Units may be conditioned on the satisfaction of performance conditions. Payment of the value of Deferred Stock Units may be made by the Company in shares of Common Stock, cash or both as determined by the Administrator. If paid in Common Stock, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned Deferred Stock Units; and if paid in cash, the Participant shall receive, for each matured Deferred Stock Unit, an amount equal to the Fair Market Value of a share of Common Stock on the last day of the applicable Deferral Period (except as otherwise provided in Section 11). Upon payment in respect of a Deferred Stock Unit, such Unit shall be canceled. In no event shall the number of Deferred Stock Units granted to any Participant in any Fiscal Year exceed 100,000, subject to adjustment as provided in Section 12.

(b) Deferral Period.    Except as otherwise provided in Section 9(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period, the duration of which shall be fixed by the Administrator at the time of grant of such Deferred Stock Units. Except for limited circumstances determined by the Committee and specified in the applicable Award Agreement (including but not limited to, special recruitment or retention awards, death, Disability, or Retirement), Deferral Periods for employee Participants shall not be less than three years; provided that, Deferral Periods may be less than three years but not less than one year if payment is conditioned on satisfaction of performance criteria. Except as determined by the Board, Deferral Periods for director participants shall end upon cessation of service as a director.

(c) Termination of Services or Death.    Unless otherwise determined by the Administrator and reflected in the applicable Award Agreement:

(i) in the case of Deferred Stock Units granted to employee Participants:

(A) If during a Deferral Period a Participant’s employment with the Company or a Subsidiary is terminated for any reason other than Retirement, Disability, or death, such Participant shall forfeit his or her Deferred Stock Units which would have matured or been earned at the end of such Deferral Period;

(B) In the event a Participant’s employment with the Company or a Subsidiary terminates during a Deferral Period due to Retirement, Disability, or death, such Participant, or his or her Designated Beneficiary in the event of death, shall receive payment in respect of such Participant’s Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, at such time and in such manner as if the Participant were still employed at the end of the Deferral Period; and

(C) No payment in respect of Deferred Stock Units will be made in a manner that would result in the Participant becoming subject to taxes or penalties under Code Section 409A.

(ii) Deferred Stock Units granted to Eligible Directors shall not be forfeited upon termination of service as a director.

(d) Payment of Deferred Stock Units.    Payment of Deferred Stock Units shall be made as soon as administratively feasible after such Awards become payable, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant’s first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company’s fiscal year in which the Deferred Stock Units become payable; provided that payments in respect of Deferred Stock Units that constitute deferred compensation under Code Section 409A shall be made in compliance with Code Section 409A.

(e) Dividends.    No cash dividends or equivalent amounts shall be paid on outstanding Deferred Stock Units. However, the Administrator may specify that a Deferred Stock Unit will accrue “Dividend Equivalents,” i.e., an additional amount equal to the cash dividends, if any, which are paid with respect to an issued and outstanding share of Common Stock during the period the Deferred Stock Unit is outstanding. If Dividend Equivalents are to be included in an employee Deferred Stock Unit Award, the Dividend Equivalents will be paid in cash or shares of Common Stock at the time payment in respect of the Deferred Stock Units is made. No Dividend Equivalents will be paid on a Deferred Stock Unit Award that is forfeited as provided in subsection 9(c) or that is conditioned on the satisfaction of performance conditions that are not met. The Administrator may also specify that the Dividend Equivalents will be deemed to be reinvested in Common Stock. Dividend Equivalents which are deemed reinvested shall be converted into additional Deferred Stock Units and payment of the value of the Award shall include the value of such additional Units. No interest shall be paid on a Dividend Equivalent or any part thereof.

(f) Director’s Elective Deferral of Fees.    Eligible Directors may, under such terms as may be determined by the Board, elect to defer compensation otherwise payable to them and to receive such deferred compensation in the form of Deferred Stock Units.

10. Other Stock Awards

The Administrator shall have the authority in its discretion to grant to eligible Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Administrator to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares awarded without restrictions or conditions, or securities or other rights convertible or exchangeable into shares of Common Stock. The Administrator shall determine the terms and conditions, if any, of any Other Stock Awards made under the Plan. In no event shall Other Stock Awards be granted to any Participant in any Fiscal Year with respect to more than 100,000 shares of Common Stock (i.e., have a value greater than the value of 100,000 shares of Common Stock), subject to adjustment as provided in Section 12.

11. Change in Control

Following or in connection with the occurrence of a Change in Control, the following shall or may occur as specified below, notwithstanding any other provisions of this Plan to the contrary:

(a) Acceleration and Exercisability of Stock Options and Stock Appreciation Rights; Amount of Cash and/or Number of Shares for Stock Appreciation Rights.    All Stock Options and Stock Appreciation Rights shall automatically (and without any action by the Administrator) become immediately exercisable in full for the period of their remaining terms; provided, however, that the acceleration of the exercisability of any Stock Option or Stock Appreciation Right that has not been outstanding for a period of at least six months from its respective date of grant shall occur on the first day following the end of such six-month period.

(b) Cash Surrender of Stock Options and Stock Appreciation Rights.    Notwithstanding Section 11(a), all or a portion of outstanding Stock Options or Stock Appreciation Rights may, at the discretion of the Board or Committee, be required to be surrendered by the holder thereof for cancellation in exchange for a cash payment for each such Stock Option or Stock Appreciation Right. The cash payment received for each share subject to the Stock Option or Stock Appreciation Right shall be 100% of the amount, if any, by which the Change in Control Price exceeds the per share strike price of such Stock Option or Stock Appreciation Right (as applicable). Any such payment shall be made as soon as practicable but no later than 30 days after the Change in Control.

(c) Reduction in Accordance with Plan.    The number of shares covered by Stock Options and Stock Appreciation Rights will be reduced on a one-for-one basis to the extent related Stock Options or Stock Appreciation Rights are exercised, or surrendered for cancellation in exchange for a cash payment, as the case may be, under this Section 11.

(d) Lapse of Restrictions on Restricted Shares.    Unless the applicable Award Agreement or an amendment thereto shall otherwise provide, all restrictions applicable to an outstanding award of Restricted Shares shall lapse immediately upon the occurrence of a Change in Control regardless of the scheduled lapse of such restrictions; provided that all or a portion of such Restricted Shares may, at the discretion of the Board or Committee, be required to be surrendered by the holder thereof for cancellation in exchange for a cash payment for each such Restricted Share equal to 100% of the Change in Control Price. Such payment shall be made as soon as practicable but no later than 30 days after the Change in Control.

(e) Accelerated Payment of Deferred Stock Units.    Unless the applicable Award Agreement or amendment thereto shall provide otherwise, all outstanding Deferred Stock Units, together with any Dividend Equivalents for the period for which such Deferred Stock Units have been outstanding, shall become fully vested and shall be paid in full notwithstanding that the Deferral Periods as to such Deferred Stock Units have not been completed. Such payment shall be in Common Stock (or, at the discretion of the Board or Committee, in cash equal to the Change in Control Price multiplied by the number of Deferred Stock Units in respect of which the payment is being made) and shall be made as soon as practicable but no later than 30 days after the Change in Control; provided that all unearned Deferred Stock Unit Awards conditioned on the satisfaction of performance conditions shall vest in an amount determined by multiplying (A) the number of shares or units that would have been earned under the Award at a target level of performance by (B) a fraction, the numerator of which is the number of full months that shall have elapsed since the beginning of the applicable performance period and the denominator of which shall be the number of full months in such performance period. Notwithstanding the above, payments in respect of Deferred Stock Units that are subject to the requirements under Code Section 409A will be made in accordance with the applicable Award Agreement.

12.	Dilution and Other Adjustments

Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin off, combination, or exchange of shares, a rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar corporate change, an equitable adjustment shall be made so as to preserve, without increasing or decreasing, the value of Plan Awards and authorizations, in (i) the maximum number or kind of shares issuable or awards which may be granted under the Plan, (ii) the amount payable upon exercise of Stock Appreciation Rights, (iii) the number or kind of shares or purchase price per share subject to outstanding Stock Options, (iv) the number or value, or kind of shares which may be issued in payment of outstanding Stock Appreciation Rights, (v) the value and attributes of Deferred Stock Units, (vi) the number or kind of shares subject to Restricted Share Awards, (vii) the maximum number, kind or value of any Plan awards which may be awarded or paid in general or to any one employee, (viii) the performance-based events or objectives applicable to any Plan awards, (ix) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Administrator, or (x) any combination of the foregoing. Such adjustments shall be made as determined by the Administrator and shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing sentence or any other provision of this Plan to the contrary (but subject to the requirements under Code Section 409A), the Board or Committee may, upon the occurrence of a corporate change under this Section 12 or a Change in Control (i) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award (including, in the case of outstanding Stock Options or Stock Appreciation Rights, a cash payment to the holder of such Stock Options or Stock Appreciation Rights in the amount equal to the excess, if any, of the Change in Control Price with respect to the Common Stock subject to such Stock Options or Stock Appreciation Rights over the aggregate exercise price of such Stock Options or Stock Appreciation Rights), (ii) cancel and terminate any Stock Options or Stock Appreciation Rights having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject to such Stock Options or Stock Appreciation Rights without any payment or consideration therefor or (iii) make provision for a cash payment to the holder of an outstanding Award in consideration for cancellation of such Award equal to the value of such Award (such value to be determined by the Committee in its sole discretion based on appropriate valuation models).

13. Miscellaneous Provisions

(a) No Shareholder Rights.    Except as otherwise provided here, the holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Common Stock are issued upon exercise or payment in respect of such award.

(b) Transferability.    Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or in accordance with procedures adopted by the Administrator, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary, and during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.

(c) Securities Restrictions.    No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Common Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(d) Taxes.    The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Common Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(e) No Employment Right.    No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary or any director any right to continue as a director of the Company. All Company and Subsidiary employees who have or may receive Awards under this Plan are employed, except to the extent provided by law, at the will of the Company or such Subsidiary and in accord with all statutory provisions.

(f) Stock to be Used.    Distributions of shares of Common Stock upon exercise, in payment or in respect of Awards made under this Plan may be made either from shares of authorized but unissued Common Stock reserved for such purpose by the Board or from shares of authorized and issued Common Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

(g) Expenses of the Plan.    The costs and expenses of administering this Plan shall be borne by the Company and not charged to any award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of Participating Subsidiaries, including administrative costs and expenses related thereto, to the respective Participating Subsidiaries by which such persons are employed.

(h) Plan Unfunded.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.

(i) Section 409A of the Code.

(i) If any provision of the Plan or an Award contravenes any regulations or Treasury guidance promulgated under Code Section 409A agreement or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

(ii) Notwithstanding any provisions of this Plan or any Award Agreement granted hereunder to the contrary, no acceleration shall occur with respect to any Award (including awards granted prior to January 26, 2006) to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Code Section 409A.

(iii) Notwithstanding any provisions of this Plan or any applicable Award Agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan (including Awards granted prior to January 26, 2006) to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.

(j) Governing Law.    This Plan shall be governed by the laws of the Commonwealth of Pennsylvania and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.

14. Definitions

In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

“Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.

“Award” shall mean a grant of incentive compensation under the Plan in the form of Stock Options, Restricted Shares, Deferred Stock Units, Stock Appreciation Rights or Other Stock Awards.

“Change in Control” shall mean the first to occur of any one of the events described below:

(i) Stock Acquisition.    Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act), other than the Company or a corporation, a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, or a trustee of an employee benefit plan or trust sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) Change in Board.    During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election or nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fail to be elected by the shareholders of the Company;

(iii) Business Combination.    Consummation of a reorganization, merger, consolidation, or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction;

(iv) Sale or Liquidation.    The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale or disposition of all or substantially all of the Company’s assets; or

(v) Code Section 409A Limitation.    Notwithstanding the foregoing or anything in the Plan to the contrary, with respect to an Award that is subject to Code Section 409A, no event shall constitute a Change in Control for purposes of the Plan unless such event also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A.

“Change in Control Price” shall mean (i) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Administrator from such source or sources of information as it shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-1 under the Act), or (ii) the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, or (iiii) if neither (i) nor (ii) apply, the Fair Market Value of a share of Common Stock on the date of payment.

“Code” shall mean the Internal Revenue Code of 1986, and regulations thereunder, as amended from time to time, or any successor thereto. References to particular Code sections shall include successor provisions.

“Common Stock” means the Common Stock of the Company, par value $1.00.

“Deferred Stock Units” are rights to receive, at the end of a deferral period, cash and/or Common Stock equivalent in value to one share of Common Stock for each unit.

“Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Plan Recordkeeper in accordance with such procedures as the Plan Recordkeeper shall provide and, if there is no such designation, shall be the person or persons most recently named as the beneficiary or beneficiaries of life insurance provided to the Participant by the Company or a Participating Subsidiary; and, if there is no such life insurance beneficiary, shall be the person or persons designated in the Participant’s will and, if the will is silent, shall be the estate of the Participant.

“Disability” shall mean permanent and total disability of an employee or director participating in the Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the Plan unless such condition also constitutes a disability as defined under Section 409A.

“Fair Market Value” of a share of Common Stock of the Company on any date shall mean an amount equal to the closing sale price for such date on the New York Stock Exchange, as reported on the composite transaction tape, or on such other exchange as the Administrator may determine. If there is no such sale price quotation for the date as of which Fair Market Value is to be determined, the previous trading date prior to such date for which there are reported sales prices on the composite transaction tape shall be used. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then the Administrator shall in good faith determine the Fair Market Value of the Common Stock on such date.

“Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

“Incentive Stock Option” shall mean a Stock Option designated by the Committee as an Incentive Stock Option which is intended to comply with the requirements in Subsection (b) of Code Section 422 or any successor thereto so as to be eligible for preferential income tax treatment under Code Section 421(a).

“Nonstatutory Stock Option” shall mean a Stock Option which is not eligible for preferential tax treatment under Code Section 421(a).

“Other Stock Awards” are Awards, in such form as the Board or Committee may determine, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock.

“Participant” shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the employee or director to whom such Award has been granted.

“Participating Subsidiary” shall mean any Subsidiary designated by the Administrator to participate in this Plan which Subsidiary requests or accepts, by action of its board of directors or other appropriate authority, such designation.

“Plan Recordkeeper” shall mean, with respect to an Employee Participant, Fidelity Stock Plan Services, LLC or such other person as shall be engaged by the Company to perform recordkeeping services for the Plan and, if none, shall be the Company; and, with respect to an Eligible Director, shall be the corporate secretary of the Company.

“Restricted Shares” are shares of Common Stock awarded subject to restrictions and to possible forfeiture upon the occurrence of specified events.

“Retirement” shall mean

(a) in the case of an employee Participant, separating from service with the Company or a Subsidiary, on or after a customary retirement age for the Participant’s location, with a fully vested right to begin receiving immediate benefits under a retirement income plan sponsored or otherwise maintained by the Company or a Subsidiary for its employees, or, in the absence of such a plan being applicable to any Participant, as determined by the Committee in its sole discretion; and

(b) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.

“Stock Appreciation Rights” are rights to receive cash and/or Common Stock equivalent in value to the “spread” between (a) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised and (b) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted.

“Stock Options” are rights to purchase Common Stock from the Company at a price designated at the time of grant.

“Subsidiary” shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization “affiliated” with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling”, “controlled by” or “under common control with”, the Company. “Control” for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise.

15. Amendments and Termination; Requisite Shareholder Approval

The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the New York Stock Exchange or any stock exchange on which Common Stock may be listed.

The Board shall have the power to amend the Plan in any manner contemplated by Section 12 or deemed necessary or advisable for Awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), to qualify as “performance-based” compensation under Code Section 162(m), or to comply with applicable law including Code Section 409A, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any Award Agreement relating thereto within such reasonable time as the Board shall specify in such request.

The Administrator may amend outstanding Award Agreements or otherwise modify outstanding Plan Awards in a manner not inconsistent with the terms of the Plan; provided, however, that, unless required by law, no action contemplated or permitted by this Section 15 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore made under the Plan without the consent of the affected Participant.

Notwithstanding the above, except in connection with a corporate transaction involving the Company described in Section 12, repricing of Stock Options or Stock Appreciation Rights shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of a Stock Option or Stock Appreciation Right to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling a Stock Option or Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 12.

16. Effective Date, Amendment and Restatement, and Term of the Plan

(a) This Plan, previously denominated the “Air Products and Chemicals, Inc. 1990 Long-Term Incentive Plan,” became effective for the Fiscal Year commencing October 1, 1989 for awards to be made for the Fiscal Year commencing October 1, 1989 and for Fiscal Years thereafter and was continued in effect indefinitely until terminated, amended, or suspended as permitted by its terms, following approval by a majority of those present at the January 26, 1989 annual meeting of shareholders of the Company and entitled to vote thereon. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 25, 1996 annual meeting of shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, denominated the “Air Products and Chemicals, Inc. 1997 Long- Term Incentive Plan”, and continued in effect indefinitely for awards made for the Fiscal Year commencing October 1, 1996 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 25, 2001 annual meeting of shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, denominated the “Air Products and Chemicals, Inc. Long-Term Incentive Plan”, and continued in effect indefinitely for awards made for the Fiscal Year commencing October 1, 2001 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 23, 2003 Annual Meeting of Shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, and continued in effect for awards made on or after January 23, 2003, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present and entitled to vote at the January 26, 2006 Annual Meeting of Shareholders, the Plan was amended, restated, and continued in effect for Awards made on or after January 26, 2006, until terminated, amended, or suspended as permitted by its terms.

(b) The Plan, as amended and restated herein, was adopted by the Board of Directors on November 18, 2009 subject to the approval by a majority of the shareholders present and entitled to vote thereon at the January 28, 2010 Annual Meeting of Shareholders of the Company and is continued in effect until terminated, amended, or suspended as permitted under Section 15; provided, however, that no Award shall be granted under the Plan on or after January 26, 2016. This amendment and restatement of the Plan shall apply to Awards made after January 28, 2010 and except to the extent it would adversely affect the rights of Participants with respect to Awards made prior to such date or be a “material modification” of such Awards within the meaning of Code Section 409A, shall also apply to Awards outstanding as of January 28, 2010.

APPENDIX

MARKET REFERENCE GROUP

3M Co.

American Standard Companies, Inc.

Apache Corporation

Ashland, Inc.

BAE Systems, Inc.

Baxter International

Boston Scientific Corporation

Cargill, Inc. – GOSCNA

Celestica

Chesapeake Energy Corporation

Chevron Phillips Chemical Company

ConAgra Foods, Inc.

Cummins, Inc.

Devon Energy

Dow Chemical

E. l. du Pont de Nemours

Eastman Chemical Co.

Ecolab Inc.

Enbridge Energy Partners, LP

Eni US Operating Company, Inc.

Estee Lauder Companies, Inc.

Federal-Mogul Corporation

Fortune Brands, Inc.

Freeport McMoRan Copper and Gold, Inc.

H. J. Heinz Company

Harley-Davidson Motor Company

International Truck and Engine

Jabil Circuit, Inc.

Jacobs Engineering Group, Inc.

Kellogg Company

Kinder Morgan, Inc.

Land O’Lakes, Inc.

MeadWestvaco

Monsanto Co.

Nestle USA, Inc.

Owens Corning

PPG Industries Inc.

Praxair, Inc.

Reynolds American, Inc.

Rio Tinto plc US

Rohm and Haas Co.

S. C. Johnson & Son, Inc.

SABIC Innovative Plastics

Sanmina-SCI Corporation

Siemens AG US

Smithfield Foods

Smurfit-Stone Container Corporation

Textron, Inc.

The Sherwin-Williams Company

The Williams Companies, Inc.

Visteon Corporation

PEER REFERENCE GROUP

Du Pont (E. I) De Nemours

3M Co.

Illinois Tool Works

PPG Industries Inc.

Danaher Corp.

Parker-Hannifin Corp.

Praxair, Inc.

Rohm and Haas Co.

Ingersoll-Rand Co. Ltd.

Monsanto Co.

Dover Corp.

Eastman Chemical Co.

Cooper Industries Ltd.

Ecolab Inc.

A-1

Driving Directions to Air Products and Chemicals, Inc. Corporate Headquarters

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

610-481-4911

From Pennsylvania Turnpike (US 476)

–	Take Lehigh Valley Exit 56 (formerly exit 33) from Turnpike to Route 22 West, Harrisburg.

–	Follow Route 22 West to Trexlertown Exit (Exit 49A off Route 22 and I-78) onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to the traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 22

–	Take Exit 49A from Route 22 and I-78 onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to a traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 North and I-78 West

–	Take Exit 54A to Route 222 South (Hamilton Boulevard).

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 South and I-78 East

–	Take Exit 54. At the bottom of the ramp, turn right onto Route 222 South (Hamilton Boulevard.).

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

VOTE BY INTERNET - www.proxyvote.com
AIR PRODUCTS AND CHEMICALS, INC. 7201 HAMILTON BLVD. ALLENTOWN, PA 18195-1501	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M18549-P86726-K04844 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIR PRODUCTS AND CHEMICALS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1.	ELECTION OF DIRECTORS: To elect the nominees listed below as directors for three-year terms:

Nominees:

01) William L. Davis III
02) W. Douglas Ford
03) Evert Henkes
04) Margaret G. McGlynn
					For	Against	Abstain
2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. Ratification of appointment of KPMG LLP, as independent registered public accountants for fiscal year 2010.				☐	☐	☐

3.	Approval of the Long-Term Incentive Plan. Approve amendments to the Long-Term Incentive Plan.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Admission Ticket

Annual Meeting of

Air Products and Chemicals, Inc.

Thursday, January 28, 2010 - 2:00 p.m.

Air Products and Chemicals, Inc. Corporate Headquarters

7201 Hamilton Boulevard

Allentown, PA

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10K are available at www.proxyvote.com.

M18549-P86726-K04844

Air Products and Chemicals, Inc.

Annual Meeting of Shareholders - January 28, 2010

Proxy

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints John E. McGlade, Mary T. Afflerbach and Paul E. Huck, or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Air Products and Chemicals, Inc. on Thursday, January 28, 2010, at 2:00 p.m., and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present, as directed on the reverse side, and to vote in their judgment upon all other matter which may properly come before the meeting and any adjournments thereof.

This proxy will be voted as directed, but if no instructions are given for voting on the matters listed on the reverse side, this proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment. Shareholders who are present at the meeting may withdraw their Proxy and vote in person if so desired.

Fidelity Management Trust Company
As Trustee for Air Products and Chemicals, Inc. Retirement Savings Plan

The undersigned directs that the Trustee vote the shares of common Stock of Air Products and Chemicals, Inc. represented by units of interest (the “shares”) allocated to his or her account under the Retirement Savings Plan at the annual meeting of shareholders of Air Products and Chemicals, Inc. to be held on January 28, 2010 as directed on the reverse side.

In accordance with the terms of the Trust Agreement, the Trustee will tabulate the instructions from all participants and vote all shares held in the trust according to the instructions. If no voting instructions are received by January 25, 2010, the Trustee will vote the shares in the same proportions as shares held under the Plan for which directions have been received.